Exhibit 10.14

Execution Copy

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of August 27, 2014 (the “Closing Date”) by and among MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership (“MidCap”), as administrative agent (“Agent”), the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time, including, without limitation, SQUARE 1 BANK, a North Carolina banking corporation (“Square 1”) and MidCap (each a “Lender”, and collectively the “Lenders”), and CATABASIS PHARMACEUTICALS, INC., a Delaware corporation and the other entities shown as signatories hereto or that may join this Agreement pursuant to its terms as a Borrower (collectively in the singular, “Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders.  The parties agree as follows:

1              ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.”

2              CREDIT FACILITIES AND TERMS

2.1          Promise to Pay.  Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2          Credit Facilities.  Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of each Credit Facility set forth opposite such Lender’s name on the Credit Facility Schedule, in each case not to exceed such Lender’s commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Applicable Commitment”, and the aggregate of all such commitments, the “Applicable Commitments”).

2.3          Term Credit Facilities.

(a)           Nature of Credit Facility; Credit Extension Requests.  For any Credit Facility identified on the Credit Facility Schedule as a term facility (a “Term Credit Facility”), Credit Extensions in respect of a Term Credit Facility may be requested by Borrower during the Draw Period for such Term Credit Facility.  For any Credit Extension requested under a Term Credit Facility other than on the Closing Date, Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) fifteen (15) Business Days prior to the date of the Credit Extension is to be funded.   To the extent any Term Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and Lenders shall have no obligation to re-advance such sums to Borrower.

(b)           Principal Payments.  Principal payable on account of a Term Credit Facility shall be payable by Borrower to each Lender in accordance with each Lender’s respective Pro Rata Share immediately upon the earliest of (i) the date(s) set forth in the Amortization Schedule for such Term Credit Facility, or (ii) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under Term Credit Facilities shall be applied by Agent to the applicable Term Credit Facility in inverse order of maturity.  The monthly payments required under the Amortization Schedule shall continue in the same amount (for so long as the applicable Term Credit Facility shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the applicable Term Credit Facility.

(c)           Mandatory Prepayment.  If a Term Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (iv) all other sums that shall have become due and payable, including Protective Advances.  Additionally, at the election of Agent (or at the direction of the Required Lenders), Borrower shall prepay the Term Credit Facilities (to be allocated pro rata among the outstanding Credit Extensions under all Term Credit Facilities) in the following amounts:  (A) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any casualty proceeds in excess of Five Hundred Thousand Dollars ($500,000) for real or personal property, in respect of assets upon which Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt or permitted capital lease encumbering the personal property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations; and (B) upon receipt by any Credit Party of the proceeds of any asset disposition of personal property not made in the Ordinary Course of Business (other than transfers permitted by Section 7.1) an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket fees and expenses and repayment of any permitted purchase money debt or permitted capital lease encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations.  Notwithstanding the foregoing, (a) so long as no Default or Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $500,000 in the aggregate with respect to any property loss in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (x) shall be of equal or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest, and (b) after the occurrence and during the continuance of a Default or Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent (or at the direction of the Required Lenders), be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations.

(d)           Permitted Prepayment.   Except as provided below, Borrower shall have no right to prepay the Credit Extensions made in respect of a Term Credit Facility.  After the Closed Period, if any, for the applicable Term Credit Facility as specified in the Credit Facility Schedule, Borrower shall have the option to prepay the Prepayable Amount (as defined below) of a Term Credit Facility advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Agent of its election to prepay the Prepayable Amount at least fifteen (15) days prior to such prepayment, and (ii) pays to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (D) all Protective Advances.  The term “Prepayable Amount” means all or any portion, as selected by Borrower, of the Credit Extensions under the applicable Term Credit Facility.

2.4          Reserved.

2.5          Reserved.

2.6          Interest and Payments; Administration.

(a)           Interest; Computation of Interest.  Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate.  Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply.  All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply.  Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues.  In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance.  Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Credit Extensions.

(b)           Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five hundred basis points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)           Payments Generally.  Except as otherwise provided in this Section 2.6(c), all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders in accordance with their Pro Rata Share.  Payments of principal and interest in respect of any Credit Facility identified on the Credit Facility Schedule as “Term” shall be made to each applicable Lender.  All Obligations are payable upon demand of Agent in the absence of any other due date specified herein.  All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid.  Any payment required to be made to Agent or a Lender under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender from any of Borrower’s deposit accounts, including the Designated Funding Account, and Borrower hereby authorizes Agent and each Lender to debit any such accounts for any amounts Borrower owes hereunder when due.  Without limiting the foregoing, Borrower shall tender to Agent and Lenders any authorization forms as Agent or any Lender may reasonably require to implement such debit or automated clearing house payment.  These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 12:00 noon New York time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.  The balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Financing Document.  Agent shall endeavor to provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement).  Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d)           Interest Payments; Maturity Date.  Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6.  All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein.  If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e)           Fees.  Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f)            Protective Advances.  Borrower shall pay to Agent for the account of Lenders all Protective Advances (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement, the Warrants and the other Financing Documents) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand).

(g)           Maximum Lawful Rate.  In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of Maryland.  Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate,

Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable.  Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate.  If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(h)           Taxes; Additional Costs.

(i)            All payments of principal and interest on the Obligations and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Agent’s or any Lender’s net income, franchise taxes, and branch profits taxes, in each case, imposed by the jurisdictions under which Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”).  If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Agent an official receipt or other documentation satisfactory to Agent (or Borrower, as the case may be) evidencing such payment to such authority; and (iii) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction for Taxes been required.  If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may timely pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent or such Lender first made written demand therefor.

(ii)           If any Borrower fails to pay under this subsection (h) any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(iii)          Each Lender that is organized under the laws of a jurisdiction other than the United States, a state thereof, or the District of Columbia (such Lender a “Foreign Lender”) shall execute and deliver to each of Borrower and Agent, on or prior to the date on which such Lender becomes a party hereto or purports to become an assignee of an interest as a Lender under this Agreement (and from time to time thereafter as required by applicable law or upon the reasonable request of Borrower or Agent), one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Borrower or Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes.  Borrower shall not be required to pay additional amounts to any Lender pursuant to this subsection (h) with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than a failure due to such Lender being unable to comply with this paragraph as a result of a change in law.

(iv)          Each Lender that is not a Foreign Lender shall execute and deliver to each of Borrower and Agent, on or prior to the date on which such Lender becomes a party hereto or purports to become an assignee of an interest as a Lender under this Agreement (and from time to time thereafter as required by applicable law or upon the reasonable request of Borrower or Agent), one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-9 and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Borrower or Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes.  Borrower shall not be required to pay additional amounts to any Lender pursuant to this subsection (h) with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph, other than a failure due to such Lender being unable to comply with this paragraph as a result of a change in law.

(v)           If a payment made to a Lender under any Financing Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Borrower shall not be required to pay additional amounts to any Lender pursuant to this subsection (h) with respect to United States withholding taxes imposed by FATCA.

(vi)          If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(vii)         If any Lender requires compensation under this subsection (h), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender (as determined in its sole discretion).  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i)            Administrative Fees and Charges.

(i)            Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of the books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower’s compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower; provided, that, as long as no Default has occurred within the preceding twelve (12) months, Agent shall be entitled to such reimbursement for no more than one audit, valuation, appraisal and inspection per calendar year.

(ii)           If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of five (5) days, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

2.7          Secured Promissory Notes.  At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one or more secured promissory notes in form and substance reasonably satisfactory to Agent and Lenders (each a “Secured Promissory Note”).  Upon receipt of an affidavit of an officer of and reasonable and customary indemnification by a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3              CONDITIONS OF CREDIT EXTENSIONS

3.1          Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make the initial advance in respect of a Credit Facility is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

3.2          Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)           satisfaction of all Applicable Funding Conditions for the applicable Credit Extension as set forth in the Credit Facility Schedule, each in form and substance reasonably satisfactory to Agent and each Lender;

(b)           timely receipt by the Agent and each Lender of an executed Credit Extension Form in the form attached hereto;

(c)           (i)            for Credit Extensions made on the Closing Date, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all respects on the Closing Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all respects as of such date; and

(ii)           for Credit Extensions made after the Closing Date, if any, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all material respects on the date of the Credit Extension Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 and elsewhere in the Financing Documents remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)           no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(e)           Agent shall be satisfied with the results of any searches conducted under Section 3.5;

(f)            receipt by Agent of such evidence as Agent shall reasonably request to confirm that the deliveries made in Section 3.1 remain current, accurate and in full force and effect, or if not, updates thereto, each in form and substance reasonably satisfactory to Agent (and, in each case, except items where the Closing Deliveries Schedule specifically states that such items are “(Required for initial Credit Extension)”); and

(g)           as determined in such Lender’s reasonable discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the most recent board approved financial plan of Borrower provided to Agent and Lenders pursuant to Section 6.2(a)(iii).

3.3          Method of Borrowing.  Each Credit Extension in respect of each Credit Facility shall be in an amount at least equal to the applicable Minimum Credit Extension Amount for such Credit Facility as set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility.  The date of funding for any requested Credit Extension shall be a Business Day.  To obtain a Credit Extension, Borrower shall deliver to Agent a completed Credit Extension Form executed by a Responsible Officer.  Agent may rely on any notice given by a person whom Agent reasonably believes is a Responsible Officer or designee thereof. Agent and Lenders shall have no duty to verify the authenticity of any such notice.

3.4          Funding of Credit Facilities.  Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension.  Agent shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on such day, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in Agent’s discretion.

3.5          Searches.  Before the Closing Date, and thereafter (as and when determined by Agent in its reasonable discretion), Agent shall have the right to perform, all at Borrower’s expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Borrower’s representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extensions requested by Borrower:  (a) title investigations, UCC searches and fixture filings searches; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

4              CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest.  Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent.

4.2          Representations and Covenants.

(a)           As of the Closing Date, Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than cash equivalents on deposit in a Collateral Account subject to a Control Agreement (to the extent required under Section 6.6) and equity interests in any Subsidiaries of Borrower disclosed on the Disclosure Schedule attached hereto).

(b)           Borrower shall deliver to Agent all tangible Chattel Paper and all Instruments and documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent.  Borrower shall provide Agent with “control” (as in the Code) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC.  Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments.  Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents.

(c)           Borrower shall deliver to Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent.  Borrower shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d)           Borrower shall promptly advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e)           Except for Inventory in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000), no Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, prior to the commencement of such possession or control, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) in form and substance reasonably satisfactory to Agent, reflecting that  Borrower has notified any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, and has instructed such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and including an acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit, and any other waivers and agreements reasonably requested by the Agent.

(f)            Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership.  Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g)           Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to its Liens on all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral.  Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  Any financing statement may include a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the UCC.

(h)           As of the Closing Date, no Borrower holds, and after the Closing Date Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law.  Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(i)            Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5              REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows on the Closing Date and the date of each Credit Extension:

5.1          Due Organization, Authorization: Power and Authority.

(a)           Each Credit Party and each Subsidiary of any Credit Party is duly existing and in good standing, as a Registered Organization in its respective jurisdiction of formation.  Each Credit Party and each Subsidiary of any Credit Party is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms.  The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b)           The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement.  No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2          Litigation.  Except as disclosed on the Disclosure Schedule or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or, to the knowledge of any Credit Party, investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party or any Subsidiary of any Credit Party which involves the reasonable possibility of any judgment or liability of more than Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to result in a Material Adverse Change, or which questions the validity of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing.

5.3          No Material Deterioration in Financial Condition; Financial Statements.

(a)           There has been no material adverse deterioration in the consolidated financial condition of any Credit Party from the most recent financial statements submitted to Agent or any Lender; provided, however, the parties agree that losses and reductions in cash that are consistent, in the reasonable discretion of the Agent and the Required Lenders, with the Borrower’s financial plan, as updated from time to time, and provided to Agent shall not, on its own, constitute a material deterioration in Borrower’s consolidated financial position. There has been no material adverse deviation from the most recent annual board approved financial plan and projections of Borrower, as updated from time to time and delivered to Agent and Lenders.

(b)           All financial statements for the Credit Parties, delivered to Agent or any Lender fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party, except for the absence of footnotes and subject to year-end adjustment, in the case of unaudited financial statements.

5.4          Solvency.  The fair salable value of each Credit Party’s assets (including goodwill minus disposition cost(s) exceeds the fair value of its liabilities.  After giving effect to the transactions described in this Agreement, (a) no Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each Credit Party is able to pay its debts (including trade debts) as they mature.

5.5          Subsidiaries; Investments.  Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.6          Tax Returns and Payments; Pension Contributions.  Each Credit Party and any Subsidiary of any Credit Party has timely filed all required tax returns and reports (or extensions thereof), and each Credit Party and any Subsidiary of any Credit Party has timely paid all foreign, federal, state (other than sales and use taxes) and material local and material sales and use taxes, assessments, deposits and contributions owed by such Credit Party or Subsidiary of a Credit Party, as applicable (for purposes hereof, “material” shall include any taxes, assessments, deposits and contributions in excess of $25,000).  Borrower may defer payment of any contested taxes, provided, however, that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material developments in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral (except for a Permitted Lien) and (d) makes appropriate reserves on its financial statements in conformity with GAAP.  Borrower is unaware of any claims or adjustments proposed for any of prior tax years of any Credit Party or any Subsidiary of any Credit Party which could reasonably be expected to result in additional taxes becoming due and payable by such Credit Party.  Each Credit Party and any Subsidiary of any Credit Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Credit Party or any Subsidiary of any Credit Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Credit Party or Subsidiary, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.7          Disclosure Schedule.  All information set forth in the Disclosure Schedule is true, accurate and complete as of the date hereof.  All information set forth in the Perfection Certificate is true, accurate and complete as of the date hereof.

6              AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1          Organization and Existence; Government Compliance.

(a)           Each Credit Party and any Subsidiary of any Credit Party shall maintain its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number.

(b)           Each Credit Party and any Subsidiary of any Credit Party shall comply with all Laws, ordinances and regulations to which it or its business locations is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change.  Each Credit Party and any Subsidiary of any Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change.  Each Credit Party and any Subsidiary of any Credit Party shall promptly provide copies of any such obtained Required Permits to Agent. Borrower shall notify Agent within three (3) Business Days (but in any event prior to Borrower submitting any requests for

Credit Extensions) of the occurrence of any facts, events or circumstances known to a Borrower, whether threatened, existing or pending, that could reasonably be expected to cause any Required Permit to become materially limited or suspended or revoked.

6.2          Financial Statements, Reports, Certificates.

(a)           Each Credit Party shall deliver to Agent and each Lender: (i) (A)(1) prior to a Qualifying IPO and (2) following a Qualifying IPO for any month when Borrower does not at all times have a Cash/Debt Ratio of 2.00 to 1.00 or greater, as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and, in the event of the creation and joinder, as applicable, of any additional Borrowers or Subsidiaries in accordance with this Agreement, consolidating balance sheet, income statement and cash flow statement covering such Credit Party’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Agent and each Lender, or (B) following a Qualifying IPO, but only so long as and at all times during such quarter Borrower has a Cash/Debt Ratio of 2.00 to 1.00 or greater, as soon as available, but no later than (i) forty-five (45) days after the last day of each quarter, a company prepared consolidated and, in the event of the creation and joinder, as applicable, of any additional Borrowers or Subsidiaries in accordance with this Agreement, consolidating balance sheet, income statement and cash flow statement covering such Credit Party’s consolidated operations for such quarter certified by a Responsible Officer and (2) thirty (30) days after the last day of each month during such quarter (not including any month which is also the end of a quarter (i.e. the months ending March 31, June 30, September 30 and December 31 of each year)), a summary of Borrower’s cash and cash equivalents, in the case of clauses (1) and (2), in a form acceptable to Agent and each Lender; (ii) (x) on or before September 30, 2014 for the fiscal year ended December 31, 2013, and (y) for each fiscal year thereafter, as soon as available, but no later than one hundred eighty (180) days after the last day of a Credit Party’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (except that such opinion may be qualified with a going concern statement based solely as a result of recurring losses and net capital deficiencies of the Borrower) on the financial statements from an independent certified public accounting firm acceptable to Agent and each Lender in its reasonable discretion; (iii) as soon as available but no later than the earlier of ninety (90) days after the last day of such Credit Party’s fiscal year and five (5) days following approval by such Credit Party’s governing board, and as amended and/or updated, such Credit Party’s financial plan and projections for current fiscal year; (iv) within five (5) Business Days of delivery, copies of all statements, reports and notices made available to all of such Credit Party’s security holders or to any holders of Subordinated Debt; (v) in the event that such Credit Party is or becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (“SEC”) or a link thereto on such Credit Party’s or another website on the Internet; (vi) budgets, sales projections, operating plans and other financial information reasonably requested by Agent or any Lender; (vii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by a Credit Party, which statements may be provided to Agent and each Lender by Borrower or directly from the applicable institution(s); (viii) upon request by Agent or any Lender, an update, in form and detail reasonably satisfactory to Agent or such Lender, with respect to Borrower’s clinical milestones; and (ix) such additional information, reports or statements regarding the Credit Parties, any Required Permits, or their respective businesses, contractors and subcontractors as Agent or any Lender may from time to time reasonably request.

(b)           on a monthly basis, Borrower shall deliver to Agent and each Lender, together with the monthly or quarterly financial statements and/or monthly cash summaries, as applicable in accordance with Section 6.2(a) above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)           Borrower shall cause each Credit Party to keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Upon prior written notice and during business hours (which such limitations shall not apply if a Default or Event of Default has occurred), Borrower shall allow, and cause each Credit Party to allow, Agent and Lenders to visit and inspect any properties of a Credit Party, to examine and make abstracts or copies from any Credit Party’s books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of the Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired.  Borrower shall reimburse Agent and each Lender for all reasonable costs and expenses associated with such visits and inspections; provided, however, that Borrower shall be required to reimburse Agent and each Lender for such costs and expenses for no more than one (1) such visit and inspection per twelve (12) month period unless a Default or Event of Default has occurred during such period.

(d)           Borrower shall, and shall cause each Credit Party to, deliver to Agent and each Lender, within ten (10) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Required Permits material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries.

6.3          Maintenance of Property.  Borrower shall cause all equipment and other tangible personal property other than Inventory to be maintained and preserved in the same condition, repair and in working order as of the date hereof, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Borrower shall cause each Credit Party to keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between a Credit Party and its Account Debtors shall follow the Credit Party’s customary practices as they exist at the Closing Date.  Borrower shall promptly notify Agent of all returns, recoveries, written disputes and written claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000) of Inventory collectively among all Credit Parties.

6.4          Taxes; Pensions.  Borrower shall timely file and cause each Credit Party and any Subsidiary of any Credit Party to timely file, all required tax returns and reports (or proper extensions permitted in accordance with applicable law) and timely pay, and cause each Credit Party and any Subsidiary of any Credit Party to timely pay, all foreign, federal, state (other than sales and use taxes), and material local and material state taxes, assessments, deposits and contributions owed (for purposes hereof, “material” shall include taxes, assessments deposits and contributions in excess of $25,000), and shall deliver to Agent, on demand, appropriate certificates attesting to such payments.  Borrower shall pay, and cause each Credit Party and any Subsidiary of any Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.  Notwithstanding the foregoing, a Credit Party may defer payment of any contested taxes, provided, however, that such Credit Party (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral (except for a Permitted Lien) and (d) makes appropriate reserves to its financial statements in conformity with GAAP.

6.5          Insurance.  Borrower shall, and shall cause each Credit Party and each Subsidiary of any Credit Party to, keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent and the Required Lenders.  All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured.  No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing (provided, that Agent’s consent to additional loss payees resulting from capital lease or equipment finance transactions and/or real estate leases, in each case permitted pursuant to this Agreement, shall not be unreasonably withheld).  If required by Agent, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days’ notice before canceling, amending, or declining to renew its policy (except for ten (10) days’ notice for non-payment).  At Agent’s request, Borrower shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments.  If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6          Collateral Accounts.  Borrower shall, and shall cause each Credit Party to, provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution.  In addition, for each Collateral Account that any Credit Party at any time maintains, Borrower shall, and shall cause each Credit Party to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent.  The provisions of the previous sentence shall not apply to (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such; provided, however, that at all times Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account, (ii) the Lease Letter of Credit, and (iii) the LC Collateral Account.  Borrower shall, and shall cause each Credit Party to, as of the Closing Date, maintain all its Deposit Accounts, primary Securities Accounts and other transaction accounts with Square 1 and its Affiliates, or, in the case of Securities Accounts, with other depository institutions constituting securities intermediaries where Square 1 or its Affiliates are providing investment advisory services with respect to the assets held in such Securities Accounts; provided, that, subject to the conditions set forth in, and for so long as permitted pursuant to the terms of paragraph 1 of, the Post-Closing Obligations Schedule attached hereto, Borrower shall be permitted to maintain, and shall not be required to obtain a Control Agreement with respect to, the Designated SVB Deposit Account and the Designated SVB Securities Account.

6.7          Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation.  Promptly (and in any event within four (4) Business Days), (a) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default or (b) upon the execution and delivery of any Material Agreement and each material amendment, consent, waiver or other modification, and each notice of termination or default or similar notice delivered to or by a Credit Party in connection with any Material Agreement, or (c) upon Borrower becoming aware of any pending or written threat of action, suit, proceeding or investigation by or against Borrower or any Credit Party which involves the reasonable possibility of any judgment or liability of more than Two Hundred Fifty Thousand Dollars ($250,000) or that could be reasonably expected to result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, Borrower shall give written notice to Agent and each Lender of such occurrence, and such further information (including copies of such documentation) as Agent or any Lender shall reasonably request. From the date hereof and continuing through the termination of this Agreement, Borrower shall, and shall cause each Credit Party to, make available to Agent and each Lender, without expense to Agent or any Lender, each Credit Party’s officers, employees and agents and books, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to a Credit Party.

6.8          Creation/Acquisition of Subsidiaries.  In the event Borrower or any Subsidiary creates or, to the extent permitted hereunder, acquires any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent or the Required Lenders to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents and, in each case,  grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements.

6.9          Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents, (b) for working capital needs of Borrower and its Subsidiaries, and (c) any other Permitted Purpose specified in the Credit Facility Schedule for such Credit Facility.  No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use.

6.10        Hazardous Materials; Remediation.

(a)           If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with all Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b)           Borrower will provide Agent within thirty (30) days after written  demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

(c)           If there is any conflict between this Section 6.10 and any environmental indemnity agreement which is a Financing Document, the environmental indemnity agreement shall govern and control.

6.11        Power of Attorney.  Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following:  (a) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral (in each case, so long as no Default or Event of Default has occurred and is continuing, other than Permitted Liens), or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, (i) execute in the name of any Person comprising Borrower any schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent’s security interest or Lien in any Collateral, (ii) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; and (iii) after the occurrence and during the continuance of an Event of Default, (A) endorse the name of any Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower; (B) make, settle, and adjust all claims under Borrower’s insurance policies; (C) take any action any Credit Party is required to take under this Agreement or any other Financing Document; (D) transfer the Collateral into the name of Agent or a third party as the Code permits; (E) exercise any rights and remedies described in this Agreement or the other Financing Documents; and (F) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12        Further Assurances.  Borrower shall, and shall cause each Credit Party to, promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement or any other Financing Document.

6.13        Post-Closing Obligations.  Borrower shall, and shall cause each Credit Party to, complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the Post-Closing Obligations Schedule attached hereto, on or before the date set forth for each such item thereon (as may be extended by the Agent in writing in its sole discretion), each of which shall be completed or provided in form and substance satisfactory to Agent and Lenders.

6.14        Disclosure Schedule.  Borrower shall, together with delivery of each Schedule Update Compliance Certificate, to the extent any information in the Disclosure Schedule has become outdated, inaccurate, incomplete or misleading, deliver to Agent a proposed update to the Disclosure Schedule correcting all outdated, inaccurate, incomplete or misleading information.  With respect to any proposed updates to the Disclosure Schedule involving Permitted Liens, Permitted Indebtedness or Permitted Investments, Agent will replace the Disclosure Schedule attached hereto with such proposed update only if such updated information is consistent with the definitions of and limitations herein pertaining to Permitted Liens, Permitted Indebtedness or Permitted Investments.  With respect to any proposed updates to the Disclosure Schedule involving other matters, Agent will replace the applicable portion of the Disclosure Schedule attached hereto with such proposed update upon Agent’s approval thereof.

6.15        Replacement Warrants.  Promptly (and in any event within five (5) Business Days) after Agent’s request, Borrower shall deliver the following:

(a)           In the event that, on or before November 30, 2014, Borrower authorizes and issues, or obligates itself to issue, shares of any additional class or series of Preferred Stock other than any such class or series that ranks junior to the Series B Preferred Stock of Borrower with respect to the distribution of assets on the liquidation, dissolution or winding up of Borrower or a Deemed Liquidation Event (as defined in the Second Amended and Restated Certificate of Incorporation of Borrower filed with the Secretary of State for the State of Delaware on October 31, 2013), the payment of dividends and rights of redemption (such additional class or series, the “Senior Preferred Stock”), Borrower shall provide Agent and each Lender with written notice of such authorization and issuance or obligation, which notice shall describe in reasonable detail the terms, rights, preferences and priorities of such additional class or series (“Notice of Issuance of Senior Preferred Stock”).  Within five (5) Business Days after Agent or any Lender delivers written notice to Borrower that Agent or any one or more Lenders elect to exchange their Warrants — Tranche 1 for Replacement Warrants — Tranche 1, Borrower shall issue and deliver to Agent and the Lenders the Replacement Warrants — Tranche 1, together with evidence reasonably satisfactory to Agent that the Replacement Warrants — Tranche 1 and the related shares have been duly authorized and issued by all necessary corporate and shareholder action of Borrower, and the Warrants — Tranche 1, which Agent and Lenders have elected to exchange hereunder, shall be cancelled and returned to the Borrower.

(b)           In the event that (i) Tranche 2 is advanced before November 30, 2014 but prior to the authorization and issuance by the Borrower of (or Borrower obligating itself to issue) Senior Preferred Stock, and (ii) Borrower issues (or obligates itself to issue) Senior Preferred Stock on or before November 30, 2014, Borrower shall provide Agent and each Lender with a Notice of Issuance of Senior Preferred Stock.  Within five (5) Business Days after Agent or any Lender delivers written notice to Borrower that Agent or any one or more Lenders elect to exchange their Warrants — Tranche 2 for Replacement Warrants — Tranche 2, Borrower shall issue and deliver to Agent and the Lenders the Replacement Warrants — Tranche 2, together with evidence reasonably satisfactory to Agent that the Replacement Warrants — Tranche 2 and the related shares have been duly authorized and issued by all necessary corporate and shareholder action of Borrower, and the Warrants — Tranche 2, which Agent and Lenders have elected to exchange hereunder, shall be cancelled and returned to the Borrower.

7              NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Credit Party to do, any of the following without the prior written consent of Agent:

7.1          Dispositions.  Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for (a) sales, transfers or dispositions of Inventory in the Ordinary Course of Business; or (b) sales or abandonment of worn-out or obsolete Equipment; (c) to the extent that it would constitute a Transfer, any Permitted Lien; (d) any Permitted License; and (e) an abandonment of Intellectual Property or Material Intangible Property that would be permitted pursuant to clause (C) of the IP Protection Provision (as defined in Section 8.1(d)(i)).

7.2          Changes in Business, Management, Ownership or Business Locations.  (a) Engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) enter into any transaction or series of related transactions which would result in a Change in Control unless the agreement governing such transaction provides, as a condition precedent to the consummation of such transaction, for either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders; (d) add any new offices or leased business locations, or enter into any new leases with respect to existing offices or business locations (unless such new or existing offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property and do not contain any of Borrower’s Books) without first delivering a fully-executed Access Agreement to Agent (provided, that, Borrower shall not be required to obtain an Access Agreement with respect to Collateral consisting of laptops, mobile phones and similar items in the possession of an employee or consultant (provided, that, copies of any Books of any Credit Party stored on such items are also stored in a location subject to an Access Agreement and readily available to such Credit Party and Agent); (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name without the prior written consent of the Agent and the Required Lenders (which consent shall not be unreasonably withheld);  (h) change any organizational number (if any) assigned by its jurisdiction of organization; (i) relocate its chief executive office without 30 days prior written notification to Agent; or (j) suffer the resignation of one or more directors from its board of directors in anticipation of the Borrower’s insolvency.

7.3          Mergers or Acquisitions.  Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Borrower or a Guarantor that has granted a security interest in favor of Agent in or upon such Guarantor’s Collateral, so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) a Person already comprising the Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced,

(d) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (e) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction.

7.4          Indebtedness.  Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

7.5          Encumbrance.  (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein except for Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral or Intellectual Property, except for negative pledges in connection with capital lease or equipment financing transactions permitted pursuant to the definition of “Permitted Liens” herein (so long as such negative pledges are limited to the specific equipment being leased or financed and permit Agent’s and any Lender’s Liens hereunder or under any Loan Documents) and except for customary restrictions on assignment without consent in license agreements to the extent such restrictions are rendered unenforceable pursuant to the Code.

7.6          Maintenance of Collateral Accounts.  Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7          Distributions; Investments; Margin Stock.  (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans in an aggregate amount not to exceed $250,000 in any fiscal year, as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments.  Without limiting the foregoing, Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or carry Margin Stock.

7.8          Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions with Subsidiaries that are designated as a Borrower hereunder and that are not otherwise prohibited by Article 7 of this Agreement, (c) transactions permitted by Sections 7.7 or 7.9 of this Agreement and (d) Bona Fide Preferred Equity Transactions.

7.9          Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except to the extent expressly permitted to be made pursuant to the terms of the Subordination Agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable Subordination Agreement to which such Subordinated Debt is subject.

7.10        Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a Material Adverse Change; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11        Amendments to Organization Documents and Material Agreements.  Amend, modify or waive any provision of (a) any Material Agreement in a manner that is materially adverse to Borrower, materially adverse to the rights of Agent or any Lender, that pertains to rights to assign or grant a security interest in such Material Agreement, or in a manner that could reasonably be expected to result in a Material Adverse Change, or (b) any of its organizational documents

(other than (i) a change in registered agents, (ii) changes made solely in connection with a Bona Fide Preferred Equity Transaction, or (iii) a change that could not reasonably be expected to materially and adversely affect the rights of Agent or Lenders hereunder, but, for the avoidance of doubt, under no circumstances a change of its name (except to the extent that Agent and the Required Lenders have provided their consent in accordance with Section 7.2(g)), type of organization or jurisdiction of organization), in each case, without the prior written consent of Agent.  Borrower shall provide to Agent copies of all amendments, waivers and modifications of any Material Agreement or organizational documents.

7.12        Compliance with Anti-Terrorism Laws.  Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

8              LIFE SCIENCES PROVISIONS ; SBIC RELATED PROVISIONS

8.1          Life Sciences Covenants.

(a)           As used in this Agreement, the following terms have the following meanings:

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Material Intangible Property” means all of Borrower’s Intellectual Property and license or sublicense agreements or other agreements with respect to rights in Intellectual Property that are material to the condition (financial or other), business or operations of Borrower.

“Permitted License” means (a) any non-exclusive license of patent rights of Borrower or its Subsidiaries granted to third parties in the Ordinary Course of Business, (b) any exclusive license of patent rights of Borrower or its Subsidiaries exclusive solely as to discrete geographical areas outside of the United States and (c) an exclusive license of patent rights of Borrower or its Subsidiaries solely in connection with a research and collaboration agreement with respect to the CAT-2054 Product so long as (1) Borrower has at least two (2) other Products (for which Borrower has retained all United States Product rights) in clinical development and (2)  Borrower shall have provided Agent and Lenders with fifteen (15) Business Days prior written notice of such transaction, accompanied by a reasonable description of the same and final or substantially final documentation with respect thereto, and in each of (a), (b) and (c) is an arm’s length transaction for fair value consideration and does not result in a legal transfer of title of the licensed property.

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on the Products Schedule (as updated from time to time in accordance with Section 8.1(d)); provided, however, that if Borrower shall fail to comply with the obligations under Section 8.1(d) to give notice to Agent and update the Products Schedule prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

“Registered Intellectual Property” means any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

(b)           [Reserved].

(c)           Borrower represents and warrants as follows at all times unless expressly provided below:

(i)            Intellectual Property and License Agreements.  A list of all of Intellectual Property of each Credit Party and all license agreements, sublicenses, or other rights of any Credit Party to use Intellectual Property (including all in-bound license agreements and Permitted Licenses, but excluding over-the-counter software that is commercially available to the public), as of the Closing Date and, as updated pursuant to Section 8.1(d), is set forth on the Intangible Property Schedule, which indicates, for each item of property: (A) the name of the Credit Party owning such Intellectual Property or licensee to such license agreement; (B) the Credit Party’s identifier for such property (i.e., name of patent, license, etc.), (C) whether such property is Intellectual Property (or application therefor) owned by a Credit Party or is property to which a Credit Party has rights pursuant to a license agreement, and (D) the expiration date of such Intellectual Property or license agreement.  In the case of any Material Intangible Property that is a license agreement, the Intangible Property Schedule further indicates, for each: (1) the name and address of the licensor, (2) the name and date of the agreement pursuant to which such item of Material Intangible Property is licensed, (3) whether or not such license agreement grants an exclusive license to a Credit Party, and (4) whether there are any purported restrictions in such license agreement as to the ability of a Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license agreement.  Except for Permitted Licenses noted on the Intangible Property Schedule, each Credit Party is the sole owner of its Intellectual Property, free and clear of any Liens.  Each Patent is valid and enforceable and no part of the Material Intangible Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

(ii)           Regulatory Status.

(A)          All Products and all Required Permits are listed on the Products Schedule and Required Permits Schedule (as updated from time to time pursuant to Section 8.1(d)), and Borrower has delivered to Agent a copy of all Required Permits requested by Agent as of the date hereof or to the extent requested by Agent pursuant to Section 8.1(d).

(B)          With respect to any Product being tested or manufactured, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing or manufacturing is currently being conducted by or on behalf of Borrower, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (1) Borrower’s or such Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or material violations of Laws and/or the Required Permits related to the manufacture of such Product, or (2) any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease and, in the case of this clause (2), such review, revocation, withdrawal, order or recommendation would reasonably be expected to result in a Material Adverse Change.

(C)          With respect to any Product marketed or sold by Borrower or its Subsidiaries, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower or its Subsidiaries.  Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, (i) that such Governmental Authority is conducting an investigation or review of any such Required Permit which have disclosed any material deficiencies or material violations of Laws and/or the Required Permits related to the marketing or sale of of such Product or (ii) that any such Required Permit has been revoked or withdrawn, and such revocation or withdrawal would reasonably be expected to result in a Material Adverse Change.  No Governmental Authority has issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

(D)          (i) there have been no adverse clinical test results which have or could reasonably be expected to result in a Material Adverse Change, and (ii) there have been no Product recalls or voluntary Product withdrawals from any market (other than specific and discrete batches or lots not made in conjunction with a larger recall).

(E)           Borrower and its Subsidiaries have not experienced any significant failures in its manufacturing of any Product such that the amount of such Product successfully manufactured by Borrower or its Subsidiaries in accordance with all specifications thereof and the required payments related thereto in any month shall decrease significantly with respect to the quantities of such Product produced in the prior month, in each case which have or could reasonably be expected to result in a Material Adverse Change.

(d)           Borrower covenants and agrees as follows:

(i)              Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intangible Property.  All Material Intangible Property of Borrower is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.  Borrower shall not become a party to, nor become bound by, any material license or other material agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property.  Borrower shall at all times conduct its business without infringement of any Intellectual Property rights of others.  To the extent Borrower determines, in the exercise of its reasonable business judgment, that it is prudent to do so, Borrower shall: (A) protect, defend and maintain the validity and enforceability of its Material Intangible Property; (B) promptly advise Agent in writing of material infringements of its Material Intangible Property; and (C) not allow any of Borrower’s Intellectual Property to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable (provided, that, any abandonment, invalidation, forfeiture, dedication to the public or rendering as unenforceable of Material Intangible Property shall not be permitted without the Agent’s prior written consent) (this sentence being referred to as the “IP Protection Provision”).  If Borrower (1) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (2) applies for any patent or the registration of any trademark or servicemark, then Borrower shall, together with the delivery of the each Schedule Update Compliance Certificate, provide an updated Intangible Property Schedule to Agent and Lenders in accordance with Section 8.1(d)(iii) and shall execute such documents and take such other actions as Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in the IP Proceeds (as defined in Exhibit A) pertaining thereto.  Upon request of Agent, Borrower shall provide to Agent, copies (with redactions for confidential information related to patent processes and other similar information; provided, that, upon request, Agent shall be permitted to view such redacted information at Borrower’s offices) of any or all applications that it files for patents or for the registration of trademarks, servicemarks, copyrights or mask works.

(ii)             In connection with the development, testing, manufacture, marketing or sale of each and any Product by a Credit Party, such Credit Party shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could reasonably be expected to have a Material Adverse Change, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Credit Party as such activities are at any such time being conducted by such Credit Party.

(iii)            Borrower shall provide to Agent, together with delivery of each Schedule Update Compliance Certificate, an updated Intangible Property Schedule reflecting (A) acquisition and/or development of any new Registered Intellectual Property, (B) entering or becoming bound by any additional license or sublicense agreement or other agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), and (C) any other material change in Borrower’s Material Intangible Property from that listed on the Intangible Property Schedule.  Borrower shall use commercially reasonable efforts at Agent’s request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents.

(iv)          If, after the Closing Date, Borrower determines to manufacture, sell, develop, test or market any new Product, Borrower shall give prompt (and in any event within 15 days of such determination) written notice to Agent of such determination (which shall include a brief description of such Product, plus a list of all Required Permits relating to such new Product (and a copy of such Required Permits if requested by Agent) and/or Borrower’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice) and, then, together with the next Schedule Update Compliance Certificate deliver an updated Intangible Property Schedule, Products Schedule and Required Permits Schedule reflecting all appropriate changes to such schedules.  If Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Agent, Borrower shall, together with the next Schedule Update Compliance Certificate, deliver an updated Required Permits Schedule reflecting such new or additional Required Permits, or any other change in such Required Permits Schedule.  Upon request, Borrower shall provide Agent with copies of any of its Required Permits.

(e)           In addition to the events listed in Article 10, any one of the following shall also constitute an Event of Default under this Agreement:  (i) the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, (ii) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, could reasonably be expected to result in Material Adverse Change,  (iii) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority, (iv) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products, or (v) the occurrence of adverse test results in connection with a Product, which could reasonably be expected to result in Material Adverse Change.

8.2          SBIC Related Provisions.

(a)           SBIC Acknowledgement.  Borrower acknowledges that Agent, and any Lender with the word “SBIC” in its name, is a Federal licensee under the Small Business Investment Act of 1958, as amended (“SBA Act”).  The term “SBA” as used herein means the U.S. Small Business Administration.

(b)           As a condition to any Credit Extension, Borrower shall, upon request of Agent or any Lender, complete and deliver to Agent and such Lender SBA Forms 480, 652 and 1031, the SBA Economic Impact Assessment.  Any information provided by the Borrower to Agent or any Lender on each such form is and will be true, accurate and complete in all material respects.

(c)           Within forty-five (45) days after the end of each fiscal year of Borrower, and at such other times as Agent or any Lender may reasonably request to the extent related to SBA regulations, Borrower shall provide to Agent and such Lender such forms and financial and other information with respect to any business or financial condition of Borrower or any of its Subsidiaries required by the SBA, including, but not limited to (i) forms and information with respect to Agent’s or any Lender’s reporting requirements under SBA Form 468, (ii) information regarding the full-time equivalent jobs created or retained in connection with any Lender’s investment in Borrower, the impact of the financing on Borrower’s business in terms of revenues and profits and on taxes paid by Borrower and its employees, and (iii) a list of holders of the Obligations. Agent and/or Lenders shall provide Borrower with or provide reasonable assistance to Borrower in obtaining any applicable forms that may be required to be delivered by the Borrower in accordance with this Section 8.2(c).

(d)           Upon request of Agent or any Lender, the Borrower shall promptly (and in any event within twenty (20) days of such request) furnish to Agent and such Lender all information as Agent or any Lender may reasonably request, to the extent reasonably available to the Borrower, in order for Agent or any Lender to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare or file SBA Form 468 and any other information requested or required by the SBA or any other similar Governmental Authority asserting jurisdiction over Agent or such Lender.  Each Borrower shall afford to Agent and such Lender and examiners of the SBA reasonable access, during normal business hours and with prior reasonable notice, to the books, records and properties of such Borrower for the purpose of verifying the certifications made in accordance with 13 C.F.R. Section 107.610 and for all other purposes required by the SBA.

(e)                                  No Borrower presently engages in, and it will not hereafter engage in, any activities, and no Borrower will use directly or indirectly, the proceeds from the Credit Extensions made on the Closing Date or otherwise pursuant to the Financing Documents, for any purpose for which a small business investment company is prohibited from using funds by the SBA Act and the regulations thereunder, including 13 C.F.R. Section 107.720.  For a period of twelve (12) months following the Closing Date, no Borrower shall knowingly cause the nature of its business activity to change if such change would render such Borrower ineligible for financing pursuant to 13 C.F.R. Section 107.720.  So long as any Obligations are owing to Agent or any Lender under the Financing Documents, the Borrower will at all times comply with all non-discrimination requirements applicable to the Borrower under federal law.

9                                         RESERVED

10                                  EVENTS OF DEFAULT

10.1                        Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a)                                 Borrower fails to (i) make any payment of principal or interest on any Credit Extension on its due date, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof);

(b)                                 Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within ten (10) days after the earlier of (i) the date of receipt by any Borrower of notice from Agent or Required Lenders of such default, or (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default;

(c)                                  Any Credit Party defaults in the performance of or compliance with any term contained in Section 6.2, 6.4, 6.5, 6.6, 6.8, 6.10 or 6.15 or Article 7 or Article 8;

(d)                                 Any representation, warranty, certification or statement made by any Credit Party, or any other Person acting for or on behalf of a Credit Party (i) in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document or (ii) to induce Agent and/or Lenders to enter into this Agreement or any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)                                  (i) any Credit Party defaults under or breaches any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, in each case which could reasonably be expected to result in a Material Adverse Change, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Hundred Fifty Thousand Dollars ($250,000) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist (after the expiration of all applicable grace periods) under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due under, or any other obligation which permits a landlord to terminate, any real estate lease agreement for its principal place of business and any other location where its Books are located (but not such other location to the extent such Books are also available at its principal place of business), (iv) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations, or the occurrence of any event requiring the prepayment of any Subordinated Debt (except as expressly permitted pursuant to, and in accordance with, the terms set forth in the applicable subordination agreement), or the delivery of any notice with respect to any Subordinated Debt or pursuant to any Subordination Agreement that triggers the start of any standstill or similar period under any Subordination Agreement, or (v) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(f)                                   (i) any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall become insolvent, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of forty-five (45) days or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(g)                                  (i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of ten (10) days after the occurrence thereof or such action becoming effective;

(h)                                 (i) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance) aggregating in excess of $250,000 shall be rendered against any or all Credit Parties and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)                                     any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(j)                                    A Change in Control occurs or any Credit Party or direct or indirect equity owner in a Credit Party, with the power and authority to bind such Credit Party or to consummate such Change in Control, shall enter into agreement which contemplates a Change in Control unless such agreement provides, as a condition precedent to the consummation of such agreement, for either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders;

(k)                                 Any Required Permit shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (A) has, or would reasonably be expected to have, a Material Adverse Change, or (B) adversely affects the legal qualifications of any Credit Party to hold such Required Permit in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal would reasonably be expected to result in a Material Adverse Change;

(l)                                     If any Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or listed by a public securities exchange, such Borrower’s equity fails to remain registered with the SEC, and/or such equity fails to remain publicly traded on and listed by a public securities exchange; or

(m)                             The occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Change.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

10.2                        Rights and Remedies.

(a)                                 Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of the Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b)                                 Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of the Required Lenders shall, without notice or demand, do any or all of the following:

(i)                                     with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii)                                  apply to the Obligations (A) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (B) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii)                               settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent’s security interest in such funds, and verify the amount of such Account;

(iv)                              make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates.  Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v)                                 pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi)                              ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii)                           place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii)                        demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix)                              exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3                        Notices.  Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least ten (10) days prior to such action.

10.4                        Protective Payments.  If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral.  No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

10.5                        Liability for Collateral No Waiver; Remedies Cumulative.  So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.  Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given.  Agent’s rights and remedies under this Agreement and the other Financing Documents are cumulative.  Agent has all rights and remedies provided under the Code, by Law, or in equity.  Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver.  Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6                        Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Protective Advances; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents.  Borrower shall remain fully liable for any deficiency.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7                        Waivers.

(a)                                 Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives:  (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s entry upon the premises of a Borrower, the taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws.  Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)                                 Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Agent or any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)                                  To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements.  Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents.  Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Obligations, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)                                 Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrower and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrower’s obligations under the Financing Documents.

(e)                                  Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.  Nothing contained herein or in any other Financing Document shall be construed as requiring

Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrower’s obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrower’s obligations under the Financing Documents.  To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8                        Injunctive Relief.  The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein.  However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement.  Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief.  By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 10.8 as if this Section 10.8 were a part of each Financing Document executed by such Credit Party.

11                                  NOTICES

All notices, consents, requests, approvals, demands, or other communications (collectively, “Communication”) by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 11.

If to Borrower:

Catabasis Pharmaceuticals, Inc.

One Kendall Square, Suite B14202

Cambridge, MA 02139

Attention: Chief Financial Officer, Ian Sanderson

Fax: (617) 273-2637

E-Mail: isanderson@catabasis.com

with a copy to:

WilmerHale

60 State Street

Boston, MA 02109 USA

Attention: Jamie N. Class

Fax: (617) 526-5000

E-Mail: jamie.class@wilmerhale.com

If to Agent:

MidCap Financial SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention:  Portfolio Management- Life Sciences

Fax:  (301) 941-1450

E-Mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention:  General Counsel

Fax:  (301) 941-1450

E-Mail: legalnotices@midcapfinancial.com

If to any Lender: at the address set forth in the signature pages to this Agreement or provided in connection with any assignment hereunder for such Lender.

12                                  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

12.1                        THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT, AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.  NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2                        TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.3                        Borrower, Agent and each Lender agree that each Credit Extension (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Maryland.

13                                  GENERAL PROVISIONS

13.1                        Successors and Assigns.

(a)                                 This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).  Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and/or Credit Extensions, together with all related obligations of such Lender hereunder.  Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require.  Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (ii) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions at any reasonable time and upon reasonable prior notice to the Borrower and (iii) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b)                                 From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination).  Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee’s Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c)                                  Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  This Agreement shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and Section 5f.103-1(c) of the United States Treasury Regulations.

13.2                        Indemnification.

(a)                                 Borrower hereby agrees to promptly pay (i) all costs and expenses of Agent (including, without limitation, the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Financing Documents, in connection with any assignment by a Lender of any portion of its Applicable Commitment and/or Credit Extensions, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto.

(b)                                 Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.  To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(c)                                  Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3                        Time of Essence.  Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4                        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5                        Correction of Financing Documents.  Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6                        Integration.  This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7                        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.8                        Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. Notwithstanding the foregoing, the obligations of Borrower under Section 6.15 shall survive the termination of this Agreement and satisfaction of the Obligations.  The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run.  All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

13.9                        Confidentiality.  In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain the confidentiality of information obtained by it pursuant to any Financing Document and designated in writing by any Credit Party as confidential, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions so long as such Persons are bound by the obligations of confidentiality to Agent or a Lender, as applicable; (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential; (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality; and (h) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates.  Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information.  Agent and/or Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10                 Right of Set-off.  Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of

Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11                 Publicity.  Subject to the immediately succeeding sentence, Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure.  Each of the Agent, the Lender and Borrower (the “Authorizing Person”) hereby authorizes each other party (the “Publishing Person”) to publish, disclose and otherwise use the name of such Agent, Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Publishing Person elects to submit for publication.  In addition, each Lender and Borrower agrees that Agent and each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date (but in all events, without disclosing any confidential information).  With respect to any of the foregoing, such authorization shall be subject to such Publishing Person providing the Authorizing Persons with an opportunity to review and confer with such Publishing Person regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require such Publishing Person’s approval.

13.12                 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13                 Approvals.  Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14                 Amendments; Required Lenders; Inter-Lender Matters.

(a)                                 No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders.  Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b)                                 No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder or under any Financing Document, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender.  For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fees, costs and expenses solely payable to Agent or any other Lender under the Financing Documents (which waiver shall require the consent of the applicable Agent or Lender), (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness (and related proceeds relating solely to the sale of such equipment).  Notwithstanding any provision in this Section 13.14 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Agent and Required Lenders.

(c)                                  Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders.  Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below).  All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  As used in this Section 13.14(c), “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15                 Borrower Liability.  If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation to repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, and (d) each Borrower waives (i) any suretyship defenses available to it under the Code or any other applicable law, and (ii) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy.  The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets.  Notwithstanding any other provision of this Agreement or other related document, until payment in full of the Obligations and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 13.15 shall be null and void.  If any payment is made to a Credit Party in contravention of this Section 13.15, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16                 Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17.              USA PATRIOT Act Notification.  Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

13.18                 Warrants.  Notwithstanding anything to the contrary herein, any warrants issued to the Lenders by any Credit Party, the stock issuable thereunder, any equity securities purchased by Lenders, any amounts paid thereunder, any dividends, and any other rights in connection therewith shall not be subject to the terms and conditions of this Agreement and shall not be included as “Obligations” (other than reimbursable fees, costs and expenses associated therewith and reimbursable pursuant to and prior to the termination of, or in connection with the payment in full of the “Obligations” under, this Agreement and the other Loan Documents), provided that the foregoing shall not relieve Borrower of its obligation to issue any Warrant pursuant to the terms of this Agreement.  Nothing in this Agreement shall affect any Lender’s rights under any such warrants (including the Warrants), stock, or other equity securities to administer, manage, transfer, assign, or exercise such warrants, stock, or other equity securities for its own account.

14                                  AGENT

14.1                        Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article 14 are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  The duties of Agent shall be mechanical and administrative in nature.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Financing Documents, (d) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any Collateral Account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2                        Successor Agent.

(a)                                 Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Agent or any Lender or any Approved Fund, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower.  Following any such assignment, Agent shall give notice to the Lenders and Borrower.  An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)                                 Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower.  Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent.  If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c)                                  Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)).  The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article 14 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

14.3                        Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.  Any such Person to whom Agent delegates a duty shall benefit from this Article 14 to the extent provided by Agent.

14.4                        Liability of Agent. Except as otherwise provided herein, no “Agent-Related Person” (as defined below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Credit Party or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the Collateral, other properties or books or records of any Credit Party or any Affiliate thereof.  The term “Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

14.5                        Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Financing Document (a) if such action would, in the opinion of Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other

Financing Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.6                        Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation,  satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Financing Documents, payment of taxes on behalf of Borrower or any other Credit Party, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Credit Party and/or the Collateral.

14.7                        Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any Agent-Related Person.

14.8                        Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.8. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Protective Advances incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 14.8 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.

14.9                        Agent in its Individual Capacity.  With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity. MidCap and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party and any of their Affiliates and any person who may do business with or own securities of any Credit Party or any of their Affiliates, all as if MidCap were not Agent and without any duty to account therefor to Lenders.  MidCap and its Affiliates may accept fees and other consideration from a Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.  Each Lender acknowledges the potential conflict of interest between MidCap as a Lender holding disproportionate interests in the Credit Extensions and MidCap as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

14.10                 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on such Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, including Protective Advances.  To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

14.11                 Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release (a) any Credit Party and any Lien on any Collateral granted to or held by Agent under any Financing Document upon the date that all Obligations due hereunder have been paid in full in cash and no Applicable Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, and (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Financing Document. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 14.11.

14.12                 Advances; Payments; Non-Funding Lenders.

(a)                                 Advances; Payments.  If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension (a “Non-Funding Lender”), Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)                                 Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Credit Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Credit Party or such other person, without set-off, counterclaim or deduction of any kind.

14.13                 Miscellaneous.

(a)                                 Neither Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder.  The failure of any Non-Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lender” hereunder) for any voting or consent rights under or with respect to any Financing Document.  At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Applicable Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Agent.

(b)                                 Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by any Credit Party.  Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent (for Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Agent of any sums due Agent hereunder and the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender’s claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders and (ii) such Lender shall promptly advise the Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through the Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of a Credit Party from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that the provisions of this Section 14.13(b) shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or the other Financing Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Commitment pursuant to Section 13.1.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.13(b) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  No documentation other than notices and the like shall be required to implement the terms of this Section 14.13(b).  The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 14.13(b) and shall in each case notify the Lenders following any such purchases.

15                                  DEFINITIONS

In addition to any terms defined elsewhere in this Agreement, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders, together with its successors and assigns.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Commitment” has the meaning given it in Section 2.2.

“Applicable Interest Rate” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule.

“Applicable Prepayment Fee”, for each Credit Facility, has the meaning given it in the Credit Facility Schedule for such Credit Facility.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term “each Borrower” shall refer to each Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.  The term “any Borrower” shall refer to any Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.

“Borrowing Resolutions” means, with respect to any Person, those resolutions, in form and substance satisfactory to Agent, adopted by such Person’s board of directors or other appropriate governing body and delivered by such Person to Agent approving the Financing Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Financing Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Bona Fide Preferred Equity Transaction” means a bona fide equity financing, conducted with the principal purpose of raising capital, which new equity shares issued in connection with such equity financing, for the avoidance of doubt, (i) would not constitute Indebtedness, (ii) would not be subject to repurchase or redemption earlier than ninety-one (91) days after the indefeasible payment in full in cash of all Obligations (except, in the case of Catabasis Pharmaceuticals, Inc., in connection with customary liquidation preference rights consistent with Section 2.3.2(b) of Catabasis Pharmaceuticals, Inc.’s Second Amended and Restated Certificate of Incorporation as in effect on the Closing Date), (iii) does not result in changes to the Borrower’s Operating Documents that could reasonably be expected to materially and adversely affect the rights of the Agent and/or Lenders hereunder and (iv) so long as the issuance of such shares would not cause a Change in Control.

“Books” means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

“Cash/Debt Ratio” means the ratio of cash plus cash equivalents of Borrower, in each case on deposit in a Collateral Account subject to a Control Agreement, divided by the total consolidated outstanding Indebtedness of the Borrower and its Subsidiaries.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) Preferred Investors cease to own and control all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) (or such greater percentage as may be required under the organizational documents to constitute control) of the outstanding securities of all classes of the Borrower on a fully diluted basis (other than by the sale of Borrower’s equity securities in or following an initial public offering; provided that upon the sale of Borrower’s equity securities in an initial public offering, a Change in Control under this clause (a) shall occur when any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing thirty-five percent (35%) or more of the combined voting power of Borrower’s then outstanding securities); (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors or managers of Borrower (together with any new directors or managers whose election by the board of directors or managers of Borrower was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) the occurrence of any “change in control” or any term or provisions of similar effect under any Subordinated Debt Document or Borrower’s Operating Documents; (d) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries; or (e) any of the chief executive officer or the chief scientific officer of Borrower as of the date hereof shall cease to be involved in the day to day operations (including research and development) or management of the business of Borrower, and (i) an interim successor of such officer reasonably acceptable to Agent is not appointed within 30 days of such cessation or involvement and (ii) a permanent successor of such officer reasonably acceptable to Agent is not appointed within 120 days of such cessation or involvement.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of Maryland; provided, however, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s

Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Maryland the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Financing Documents, including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Commencement Date” has the meaning given it in the Credit Facility Schedule.

“Commitment Termination Date” has the meaning given it in the Credit Facility Schedule.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Article 11.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit B.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement, each of which shall be in form and substance reasonably satisfactory to Agent, entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.  As of the Closing Date and for so long as no Default or Event of Default has occurred, Agent and Lenders agree that any Control Agreement required hereunder shall permit Borrower to withdraw funds and issue instructions so long as the Agent has not issued a notice of exclusive control or similar instruction to the applicable depository or intermediary.

“Credit Extension” means an advance or disbursement of proceeds to or for the account of Borrower in respect of a Credit Facility.

“Credit Extension Form” means that certain form attached hereto as Exhibit C, as the same may be from time to time revised by Agent.

“Credit Facility” means a credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, pledgor or other obligor under any Financing Document, and any

Person whose equity interests or portion thereof have been pledged or hypothecated to Agent under any Financing Document; and “Credit Parties” means all such Persons, collectively.

“Default” means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.6(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Funding Account” is Borrower’s Deposit Account, account number 7038067, maintained with Square 1 Bank and over which Agent has been granted control for the ratable benefit of all Lenders.

“Designated SVB Deposit Account” means the Borrower’s Deposit Account numbered XXXX621857 located at Silicon Valley Bank.

“Designated SVB Securities Account” means the Borrower’s Securities Account numbered XXX-X5982-10 located at Silicon Valley Bank.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Draw Period” means, for each Credit Facility, the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Credit Party or any Subsidiary of a Credit Party.  Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Environmental Law” means all any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority and/or Required Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“Event of Default” has the meaning given it in Section 10.1.

“Exigent Circumstance” has the meaning given it in Section 13.14.

“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law, regulation or other official guidance enacted in any jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, with the purpose (in either case) of facilitating the implementation of clause (a), or (c) any agreement pursuant to the implementation of clauses (a) or (b) with the United States Internal Revenue Service, the United States government, or any governmental or taxation authority.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Fee Letters” means, collectively, the fee letter agreements among Borrower and Agent and Borrower and each Lender.

“Financing Documents” means, collectively, this Agreement, the Perfection Certificate, the Fee Letter(s), each note and guarantee executed by one or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

“Foreign Lender” has the meaning given it in Section 2.6(h)(iii).

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including:  (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33);

(c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) lease obligations required to be capitalized for financial reporting purposes in accordance with GAAP (as in effect on the Closing Date), (d) non- contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption (other than (i) at the sole option of such Person, or (ii) in the case of Catabasis Pharmaceuticals, Inc., in connection with customary liquidation preference rights consistent with Section 2.3.2(b) of Catabasis Pharmaceuticals, Inc.’s Second Amended and Restated Certificate of Incorporation as in effect on the Closing Date), (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts” owed by such Person, profit sharing arrangements, deferred purchase money amounts and similar payment obligations, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) monetary obligations owed by such Person arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (l) Contingent Obligations.

“Indemnified Liabilities” means those liabilities described in Section 13.2(a) and (b).

“Indemnitee” has the meaning given it in Section 13.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make (unless such commitment provides, as a condition precedent to the consummation of such acquisition, for either (X) the indefeasible payment in full in cash of all Obligations or (Y) the consent of Agent and Required Lenders) any acquisition (including through licensing) of (i) all or substantially all of the assets of another Person, or (ii) any business, Product, business line or product line, division or other unit operation of any Person, or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“Joinder Requirements” has the meaning set forth in Section 6.8.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

“LC Collateral Account” means that certain Deposit Account ending in 755427 maintained at Silicon Valley Bank which serves as cash collateral supporting the Lease Letter of Credit, wherein the amount on deposit in such Deposit Account shall not exceed the lesser of (i) $125,000 and (ii) the face amount of the Lease Letter of Credit, so long as such account serves such purpose, together with any replacement Deposit Account meeting the same conditions and serving the same purpose.

“Lease Letter of Credit” means that certain letter of credit numbered SVBSF006548 issued by Silicon Valley Bank in the face amount of $113,000 obtained for the sole purpose of securing operating lease obligations incurred in the Ordinary Course of Business in respect of Borrower’s leased facilities, including any extension, renewal or replacement of such letter of credit with a bank reasonably acceptable to Agent, so long as the face amount thereof does not exceed $125,000.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

“Lien” means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of the Agent’s Lien (or any Lender’s Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries that are Guarantors taken as whole; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Agreement” means (a) the agreements listed in the Disclosure Schedule, (b) each agreement or contract to which a Credit Party is a party relating to Material Intangible Property or development of Products or Intellectual Property, and (c) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

“Material Indebtedness” has the meaning given it in Section 10.1.

“Maturity Date” means October 1, 2018.

“Maximum Lawful Rate” has the meaning given it in Section 2.6(g).

“MidCap” has the meaning given it in the preamble of this Agreement.

“MidCap Obligations” means any Credit Extensions made pursuant to MidCap’s Applicable Commitments as of the Closing Date, and any other Obligations owing in respect thereof.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes the Agent or Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party’s covenants and obligations under the Financing Documents.  “Obligations” does not include obligations under any warrants issued to Agent or a Lender.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices, which shall in any event be on terms no less favorable than would have been obtained in an arms-length transaction.

“Payment Date” means the first calendar day of each calendar month.

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permitted Contingent Obligations” means (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7; (e) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; and (f) other Contingent Obligations not permitted by clauses (a) through (e) above, not to exceed $100,000 in the aggregate at any time outstanding.

“Permitted Indebtedness” means:  (a) Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents; (b) Indebtedness existing on the Closing Date and described on the Disclosure Schedule; (c) Indebtedness secured by Permitted Liens; (d) Subordinated Debt; (e) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (f) Permitted Contingent Obligations; (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under clauses (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder; (h) Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party, provided that (1) the obligations of the Credit Parties under such intercompany loan shall be subordinated at all times to the Obligations of the Credit Parties hereunder or under the other Financing Documents in a manner reasonably satisfactory to Agent and (2) to the extent that such Indebtedness is evidenced by a promissory note or other written instrument, Borrower shall pledge and deliver to Agent, for the benefit of itself and the Lenders, any applicable original promissory note or instrument, as applicable, along with an endorsement in blank in form and substance satisfactory to Agent; and (i) unsecured Indebtedness in respect of Borrower’s credit card obligations in an aggregate amount outstanding not to exceed, and subject to a maximum credit limit of, $100,000.

“Permitted Investments” means:  (a) Investments existing on the Closing Date and described on the Disclosure Schedule; (b) Investments consisting of cash equivalents; (c) any Investments in liquid assets permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent (provided, that, under no circumstances shall Borrower be permitted to invest in or hold Margin Stock); (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party; (e) Investments consisting of deposit accounts or securities accounts in which the Agent has a first priority perfected security interest except as otherwise provided by Section 6.6; (f) Investments in Subsidiaries solely to the extent permitted pursuant to Section 6.8; (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; and (i) Investments consisting of intercompany Indebtedness in accordance with and to the extent permitted by clause (h) of the definition of “Permitted Indebtedness”.

“Permitted Liens” means: (a) Liens existing on the Closing Date and shown on the Disclosure Schedule or arising under this Agreement and the other Financing Documents; (b) purchase money Liens or capital leases securing no more than (i) One Hundred Thousand Dollars ($100,000) in the aggregate principal amount outstanding prior to a Qualifying IPO and (ii) Five Hundred Thousand Dollars ($500,000) in the aggregate principal amount outstanding following a Qualifying IPO, in each case (x) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment, or (y) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the sale of such Equipment; (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code, and the treasury regulations adopted thereunder; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed One Hundred Thousand Dollars ($100,000); (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; (k) Permitted Licenses; and (l) Liens solely in the form of the LC Collateral Account securing the Lease Letter of Credit.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Preferred Investors” means the owners of preferred stock of the Borrower as of the Closing Date, together with any Affiliates or investment funds, in each case controlled by such Preferred Investor.

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

“Protective Advances” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents and the Warrants (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Financing Documents and the Warrants.

“Register” has the meaning given it in Section 13.1(d).

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Replacement Warrants — Tranche 1” means, collectively, warrants to purchase the number of shares of Senior Preferred Stock equal to 3.0% of the amount advanced under Tranche 1, divided by the exercise price, which shall be equivalent to the price per share on the issuance date of such stock, each in form and substance satisfactory to Agent and Lenders.

“Replacement Warrants — Tranche 2” means, collectively, warrants to purchase the number of shares of Senior Preferred Stock equal to 3.0% of the amount drawn under Tranche 2, divided by the exercise price, which shall be equivalent to the price per share on the issuance date of such stock, each in form and substance satisfactory to Agent and Lenders.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than sixty percent (60%) of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than sixty percent (60%) of the aggregate outstanding principal amount of the Credit Extensions; provided, however, that so long as a Lender on the Closing Date does not assign any portion of its Applicable Commitment and/or Credit Extensions (other than an assignment to any Affiliate of any Lender or an Approved Fund), the “Required Lenders” shall include such Lender.

“Required Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party (a) issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries, or (b) issued by any Person from which Borrower or any of its Subsidiaries have received an accreditation.  Without limiting the generality of the foregoing, “Required Permits” includes any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time) and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Financial Officer of Borrower.

“Schedule Update Compliance Certificate” means each monthly Compliance Certificate required to be delivered pursuant to this Agreement for the months ending March 31, June 30, September 30 and December 31 of each year.

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance satisfactory to Agent, executed by such Person’s secretary or other appropriate officer acceptable to Agent on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Financing Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrower Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such

Person of the Financing Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Financing Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Senior Preferred Stock” has the meaning given it in Section 6.15(a).

“Square 1” has the meaning given it in the preamble of this Agreement.

“Square 1 Obligations” means any Credit Extensions made pursuant to Square 1’s Applicable Commitments as of the Closing Date, and any other Obligations owing in respect thereof.

“Stated Rate” has the meaning given it in Section 2.6(g).

“Subordinated Debt” means indebtedness incurred by Borrower which shall be (a) in an amount satisfactory to Agent, (b) made pursuant to documents in form and substance satisfactory to Agent in its sole discretion (the “Subordinated Debt Documents”), and (c) subordinated to all of Borrower’s now or hereafter indebtedness to the Agent and Lenders pursuant to a Subordination Agreement.

“Subordination Agreement” means a subordination, intercreditor, or other similar agreement in form and substance, and on terms, approved by Agent and the Required Lenders in writing.  For the avoidance of doubt, any Required Lenders’ approval may be provided by email to Agent, and Agent shall be authorized to enter into any such Subordination Agreement on behalf of the Lenders.

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person.

“Taxes” has the meaning given it in Section 2.6(h).

“Tranche 1” means any Credit Extension described as “Credit Facility #1” and “Tranche 1” on the Credit Facility Schedule.

“Tranche 2” means any Credit Extension described as “Credit Facility #2” and “Tranche 2” on the Credit Facility Schedule.

“Tranche 3” means any Credit Extension described as “Credit Facility #3” and “Tranche 3” on the Credit Facility Schedule.

“Transfer” has the meaning given it in Section 7.1.

“Warrants” means, collectively, the Warrants — Tranche 1, Warrants — Tranche 2, Warrants — Tranche 3, Replacement Warrants — Tranche 1 and Replacement Warrants — Tranche 2.

“Warrants — Tranche 1” means, collectively, warrants, dated as of the date hereof, to purchase shares of Borrower’s Series B Preferred Stock equal to 3.0% of the amount advanced under Tranche 1, divided by the exercise price of $0.9503 per share, each substantially in the form of Exhibit E, or, if applicable and required pursuant to this Agreement, the Replacement Warrants — Tranche 1.

“Warrants — Tranche 2” means, collectively, warrants to purchase shares of Borrower’s (i) if Tranche 2 is advanced prior to Borrower’s authorization and issuance of (or obligation to issue) Senior Preferred Stock and prior to a Qualifying IPO (as defined in the Credit Facility Schedule), Series B Preferred Stock equal to 3.0% of the amount advanced under Tranche 2 divided by the exercise price under such warrants, each in the form of Exhibit E, (ii) if Tranche 2 is advanced after Borrower’s authorization and issuance of (or obligation to issue) Senior Preferred Stock but prior to a Qualifying IPO, Senior Preferred Stock equal to 3.0% of the amount advanced under Tranche 2 divided by the exercise price under such warrants, which shall be the price per share paid by purchasers of the Senior Preferred Stock, or (iii) if Tranche 2 is advanced as of or following a Qualifying IPO, Common Stock equal to 3.0% of the amount advanced under Tranche 2 divided by the exercise price under such warrants, which shall be the average closing share price, as reported on the securities exchange on which Borrower’s Common Stock is traded, for the preceding 10-trading day period immediately prior to the Funding Date for Tranche 2, each substantially in the form of Exhibit F (other than with respect to the class or series), or, if applicable and required pursuant to this Agreement, the Replacement Warrants — Tranche 2.

“Warrants — Tranche 3” means, collectively, warrants to purchase shares of Borrower’s Common Stock equal to 3.0% of the amount advanced under Tranche 3 divided by the exercise price under such warrants, which shall be the average closing share price, as reported on the securities exchange on which Borrower’s Common Stock is traded, for the preceding 10-trading day period immediately prior to the Funding Date for Tranche 3, each substantially in the form of Exhibit F.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, intending that this instrument constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

CATABASIS PHARMACEUTICALS, INC.

By:	/s/ Ian Sanderson	(SEAL)

Name:	Ian Sanderson
Title:	Chief Financial Officer and Treasurer

AGENT:

MIDCAP FINANCIAL SBIC, LP,
as Agent for Lenders

By:	Midcap Financial SBIC GP, LLC

	By:	/s/ Colleen S. Kovas	(SEAL)
	Name:	Colleen S. Kovas
	Title:	Its Authorized Signatory

LENDERS:

MIDCAP FINANCIAL SBIC, LP,

By:	Midcap Financial SBIC GP, LLC

	By:	/s/ Colleen S. Kovas	(SEAL)
	Name:	Colleen S. Kovas
	Title:	Its Authorized Signatory

Notice Address:

MidCap Financial SBIC, LP
7255 Woodmont Avenue, Suite 200

Bethesda, Maryland  20814

Attention:  Portfolio Management- Life Sciences

Fax:  (301) 941-1450

E-Mail: lviera@midcapfinancial.com

LENDERS (continued):

SQUARE 1 BANK

By:	/s/ Evan Travis	(SEAL)
Name:	Evan Travis
Title:	Vice President

Notice Address:

Square 1 Bank

890 Winter Street, Suite 110

Waltham, MA 02451

Attn:  David Kho, AVP

Telephone:  (781) 547-0847

Email: dkho@square1bank.com

with a copy to:

Square 1 Bank

406 Blackwell Street, Suite 240

Durham, North Carolina  27701

Attention:  Loan Operations Manager

Fax:  (919) 314-3080

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Form of Compliance Certificate
Exhibit C	Credit Extension Form
Exhibit E	Form of Warrant (Preferred)
Exhibit F	Form of Warrant (Common)

SCHEDULES

Credit Facility Schedule

Amortization Schedule (for each Credit Facility)

Post-Closing Obligations Schedule

Closing Deliveries Schedule

Disclosure Schedule

Intangible Property Schedule

Products Schedule

Required Permits Schedule

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a)           all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b)           all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, except as provided below, the Collateral shall not include any Intellectual Property of any Credit Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding.  The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Credit Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Credit Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Credit Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Credit Party).

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	MidCap Financial SBIC, LP, as Agent
FROM:	Catabasis Pharmaceuticals, Inc.
DATE:	201

The undersigned authorized officer of Catabasis Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), certifies that under the terms and conditions of the Credit and Security Agreement between Borrower, Agent and the Lenders (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”):

(1)           Borrower is in complete compliance with all required covenants for the month ending                , 201  , except as noted below;

(2)           there are no Events of Default;

(3)           all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4)           Each of Borrower and the other Credit Parties has timely filed all required tax returns and reports, and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed except as otherwise permitted pursuant to the terms of the Agreement; [and]

(5)           no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent. [; and]

[(6)          attached hereto is an updated [Disclosure Schedule,][Required Permit Schedule,][Products Schedule][and][Intangible Assets Schedule] as required to be updated pursuant to the terms of the Credit and Security Agreement][TO BE INCLUDED ONLY FOR COMPLIANCE CERTIFICATES DELIVERED ON MONTHS ENDED MARCH 31, JUNE 31, SEPTEMBER 30 AND DECEMBER 31; AND TO INCLUDE ONLY THOSE SCHEDULES THAT REQUIRE UPDATING]

Attached are the required documents supporting the certifications set forth in this Compliance Certificate.  The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Financial Statements	Monthly or Quarterly within 30 or 45 days - in each case if and as required by Section 6.2(a)	Yes No

Monthly Cash Summary	Monthly if and as required by Section 6.2(a)	Yes No

Audited Financial Statements	Annually within 180 days after FYE	Yes No

Board Approved Projections	Annually within 90 days after FYE	Yes No

Compliance Certificate	Monthly within 30 or 45 days as required by Section 6.2(b))	Yes No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

CATABASIS PHARMACEUTICALS, INC.	AGENT USE ONLY

By:	Received by:
Name:	AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

EXHIBIT C CREDIT EXTENSION FORM

DEADLINE IS NOON E.S.T.

Date:                        , 201

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:
Amount of Wire: $
Beneficiary Lender:
Account Number:

City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Lender:	Transit (ABA) #:

For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

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Exhibit E

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	CATABASIS PHARMACEUTICALS, INC., a Delaware corporation

Number of Shares:	(Subject to adjustment as hereinafter provided)

Class of Stock:	Series B Preferred Stock

Warrant Price:	$0.9503 per Share (Subject to adjustment as hereinafter provided)

Issue Date:	, 201

Expiration Date:	The earlier to occur of the (i) expiration of this Warrant pursuant to Article 1.6 hereof or (ii) 7th anniversary after the Issue Date

Credit Facility:

This Warrant is issued in connection with the Credit and Security Agreement, dated as of August 27, 2014, among the Company, Midcap Financial SBIC, LP, a Delaware limited partnership, and such other lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”).

THIS WARRANT TO PURCHASE STOCK (this “Warrant”) CERTIFIES THAT, for good and valuable consideration, including without limitation the mutual promises contained in the Credit Agreement (defined above),                , a            (together with any registered holder from time to time of this Warrant or any holder of the Shares issuable or issued upon exercise of this Warrant, “Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class and series of capital stock of the Company at the Warrant Price, all as set forth above or herein below and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.  As used herein, “Share” or “Shares” shall refer to either (i) the shares of stock issuable upon the exercise or conversion of this Warrant and any shares of capital stock into which such shares may be converted or exchanged, or (ii) the authorized or issued and outstanding shares of capital stock of the Company which are of the same class and series as the shares of stock issuable upon the exercise or conversion of this Warrant, in either case as the specific provisions of this Warrant or the context may require.

ARTICLE 1.         EXERCISE.

1.1          Method of Exercise.  Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering a duly completed and executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2          Conversion Right.  In lieu of exercising this Warrant as specified in Article 1.1, Holder may at any time and from time to time after the Issue Date convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the number of Shares or the securities otherwise issuable upon exercise of this Warrant with respect to which Holder elects to convert this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share.  The “fair market value” of the Shares shall be determined pursuant to Section 1.3.

1.3          Fair Market Value.  If the Company’s common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering of its common stock (“IPO”), the “price to public” per share price specified in the final prospectus relating to such offering).  If the Company’s common stock is traded in a public market and the Shares are preferred stock, the fair market value of each Share shall be the closing price of such common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of an IPO, the initial “price to public” per share price specified in the final prospectus relating to the IPO), in either case, multiplied by the number of shares of the Company’s common stock into which a Share is then convertible.  In the event of an exercise in connection with an Acquisition, the fair market value of a Share shall be the value to be received per Share by all holders of such Shares in such transaction.  If the Company’s common stock is not traded in a public market and other than in the event of an exercise in connection with an Acquisition, the Board of Directors of the Company shall determine the fair market value in its reasonable good faith judgment.

1.4          Delivery of Certificate and New Warrant.  Promptly after Holder exercises or converts this Warrant pursuant to Article 1.1 or 1.2, respectively, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall promptly deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant of like tenor representing the Shares not so acquired.  This Warrant shall be deemed to have been exercised and such certificates deemed issued, and Holder shall become the holder of record of the Shares for all purposes, as of 5:00 p.m. (Eastern Time) on the date of Holder’s delivery of the exercise notice pursuant to Article 1.1 and payment of the Warrant Price, if applicable.  If an exercise or conversion is to be made in connection with an IPO or Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

1.5          Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

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1.6          Treatment of Warrant Upon Acquisition of the Company.

1.6.1       “Acquisition”.  For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition, in each case, of all or substantially all of the assets of the Company, or (b) any reorganization, consolidation, share exchange or merger of the Company with or into another person or entity, or sale of outstanding securities of the Company by the holders thereof, in each case where the holders of the Company’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the successor, acquiring or surviving person or entity after the transaction.

1.6.2       Treatment of Warrant Upon Acquisition.

A)            Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that (i) is not described in Section 1.6.1(a), (ii) in which the sole consideration is cash, and (iii) in connection with or as a result of which all holders of the Shares are or have the right to receive solely cash in the same proportions in respect of all of their Shares, then either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition, subject to Section 5.8.  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may reasonably request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

B)            Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is described in Section 1.6.1(a) and is an “arms’-length” transaction with a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), Holder may (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such True Asset Sale, (b) permit this Warrant to continue until the earlier of the Expiration Date or the dissolution and/or liquidation of the Company following the closing of any such True Asset Sale, subject to Section 5.8, or (c) elect to have the terms of Section 1.6.2(D) below apply.  The Company shall provide Holder with written notice of its request relating to the foregoing (together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice), which notice is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed True Asset Sale.

C)            Upon the written request of the Company, Holder agrees that, in the event of an Acquisition (i) in which the consideration is a combination of cash and equity securities of the acquirer listed for trading on a U.S. national securities exchange and which may be freely resold pursuant to a resale registration statement or under Rule 144 of the Act without any restriction or limitation (including without limitation volume and manner of sale restrictions), (ii) in connection with or as a result of which all holders of the Shares are or have the right to receive solely cash and/or such securities in the same proportions in respect of all of their Shares, and (iii) on the record date for which the fair market value of one Share (or other securities issuable upon exercise of this Warrant) is greater than the Warrant Price, Holder may (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition, or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition, subject to Section 5.8.

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D)            Upon the closing of any Acquisition other than those particularly described in subsections (A), (B) and (C) above (or in the case of an Acquisition described in Section 1.6.2(B) above if Holder elects to have the terms of this Section 1.6.2(D) apply), the successor, surviving or acquiring entity shall assume in writing the obligations of this Warrant, including agreements to deliver to Holder in exchange for this Warrant a written instrument issued by the successor, surviving or acquiring entity pursuant to which this Warrant shall thereafter be exercisable for the kind, amount and value of securities, cash, and property as would have been payable for the Shares issuable upon exercise of the unexercised portion of this Warrant had such Shares been outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price and/or number of Shares shall be adjusted accordingly.

E)            Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

As used herein “Affiliate” shall mean any person or entity that controls, is controlled by or is under common control with any such person or entity, and each of such person’s or entity’s officers, directors, members, managers, joint venturers or partners, as applicable (whether as a result of the ownership of voting securities, by contract or otherwise).

1.7          [Omitted]

1.8          Replacement Warrants.  Holder shall have the right, in its sole and absolute discretion, to cause the Company to exchange this Warrant for a new warrant having substantially similar terms to purchase shares of Senior Preferred Stock as defined in, and subject to the terms and conditions of, the Credit Agreement, and all such terms contained in the Credit Agreement are incorporated by reference herein whether or not the Credit Agreement remains in effect.

ARTICLE 2.         ADJUSTMENTS TO THE SHARES.

2.1          Stock Dividends, Subdivisions and Combinations.  If the Company declares or pays a dividend on the Shares payable in common stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.  If the Company subdivides the Shares by reclassification, stock split, split up or otherwise into a greater number of shares or takes any other action which increases the number of shares of any class or series of capital stock into which the Shares are convertible, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2          Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of the underlying securities as to which purchase rights under this Warrant exist, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number, amount and kind of securities, money and property that Holder

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would have ultimately received upon the completion of such reclassification, exchange, substitution, reorganization, merger, consolidation or other event if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization, merger, consolidation or other event.  Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation (the “Certificate”).  The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution, reorganization, merger, consolidation or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant.  The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations, mergers, consolidations or other events.

2.3          Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant, and the number of shares of common stock or other securities issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Certificate as if the Shares were issued and outstanding on and as of the date of any such required adjustment.  The provisions set forth for the Shares in the Certificate relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares.

2.4          No Impairment.  Without the prior written consent of Holder, the Company shall not, by amendment of the Certificate, the Stockholder’s Agreement or its by-laws, or through any reorganization, recapitalization, share exchange, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in carrying out of all such terms and in taking all such action as may be necessary or appropriate to protect Holder’s rights against such avoidance or impairment.

2.5          Fractional Shares.  No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6          Certificate as to Adjustments.  Upon each adjustment of the Warrant Price or the kind or number of securities issuable under this Warrant pursuant to this Article 2, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Executive Officer, Corporate Secretary or a senior financial officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and the number and kind of securities issuable under

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this Warrant in effect upon the date thereof and the series of adjustments leading to such Warrant Price and such number and kind of securities.

ARTICLE 3.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

3.1          Representations and Warranties.  The Company represents and warrants and covenants to Holder as follows:

(a)           The Company has all requisite legal and corporate power and authority, and has taken all corporate action on the part of itself, its officers, directors and stockholders necessary, to execute, issue and deliver this Warrant, to issue the Shares issuable upon exercise or conversion of this Warrant and the securities issuable upon conversion of the Shares, and to carry out and perform its obligations under this Warrant, and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, or to principles of equity.

(b)           This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws.  All Shares which may be issued upon the exercise of the purchase or conversion right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances (including preemptive or other similar rights) except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c)           The execution, delivery, and performance of this Warrant will not result in a violation of, be in conflict with, or constitute a default under, with or without the passage of time or giving of notice, any provision of the Certificate, the Stockholder’s Agreement (as defined in Section 3.3) or the Company’s by-laws, any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, any contract, obligation, or commitment to which the Company is a party or by which it is bound, or any statute, rule, or governmental regulation applicable to the Company, or the creation of any lien, charge, or encumbrance upon any assets of the Company.

(d)           The Company has provided Holder with a capitalization table of the Company, and such capitalization table is complete and accurate as of the date hereof and reflects all outstanding capital stock of the Company and all outstanding warrants, options, conversion privileges, preemptive rights and other rights or agreements to purchase or otherwise acquire or issued any equity securities or convertible debt securities of the Company.  The Company has reserved a sufficient number of Shares for issuance upon the exercise of this Warrant and a sufficient number of shares of the securities issuable upon conversion of the Shares.

(e)           The Warrant Price is no greater than the lowest price at which the Company has issued Series B Preferred Stock.

3.2          Notice of Certain Events; Information. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property,

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stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, (d) to approve or participate in any Acquisition or an IPO, (e) to liquidate, dissolve or wind up, or (f) to take any action or to effect any transaction which requires the Company to provide notice to other holders of the Shares, then, in connection with each such event, the Company shall give Holder: (1) at least ten (10) days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b), (c), (d), (e) or (f) above, at least ten (10) days prior written notice of the date when the same will take place (and, if applicable, specifying the date on which the holders of stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).  The Company will also use commercially reasonable efforts to provide such information in its possession as is requested by Holder and as is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements, including without limitation, a capitalization table, to be provided to Holder within thirty (30) days after the end of each fiscal quarter of the Company, and including the per share price of the Company’s equity securities most recently issued prior to the date such capitalization table and indication are so provided; provided, that the Company’s obligations set forth in this sentence shall terminate immediately prior to the Company’s IPO.

3.3          Stockholder’s Agreement; No Other Stockholder Rights.  Except as provided in this Warrant and subject to the following provisions of this Section 3.3, Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant.  Effective upon any exercise or conversion of this Warrant, Holder and any permitted transferee of the Warrant or the Shares shall be entitled to all of the rights and benefits provided to all other holders of the Shares pursuant to, and the Company and Holder agree that Holder (and any permitted transferee of the Warrant or the Shares) will execute a counterpart signature page and become a party to (a) the Amended and Restated Investors’ Rights Agreement dated as of October 31, 2013 by and among the Company and certain of its stockholders (as the same may be amended and/or restated from time to time the “Stockholder’s Agreement”), provided that no such amendment shall in any respect restrict Holder’s or such permitted transferee’s right and ability to transfer this Warrant or the Shares to any affiliate of Holder or such permitted transferee and (b) provided Holder or any permitted transferee agrees to become a party to any such agreement entered into hereafter (such agreement not to be unreasonably withheld), any agreement to which holders of the Shares may hereafter become parties and the Shares may become bound (including, without limitation, any stockholders, investor rights, registration rights, right of refusal, voting and co-sale rights or similar agreement); and provided, that (v) Holder and any permitted transferee shall have all of the rights of each other holder of shares under the Stockholder’s Agreement without regard to any applicable minimum share ownership or other requirement on which such rights are conditioned (excluding any observer rights under Section 3.3 of the Stockholder’s Agreement), (w) with respect to Holder and its permitted transferees and assigns, notwithstanding any term or restriction on transfer contained in the Stockholder’s Agreement, Holder and its permitted transferees shall have the unrestricted right to transfer all or any portion of the Shares to any assignee of or purchaser from Holder or its affiliate of their rights under the Credit Agreement (to the extent permitted by the Credit Agreement) or any interest or participation therein, (x) Holder and its permitted transferees may transfer its rights under the Stockholder’s Agreement to any affiliate of Holder or any assignee of or purchaser from Holder or its affiliates of their rights under the Credit Agreement (to the extent permitted by the Credit Agreement) or any interest or participation therein, (y) Holder and its permitted

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transferees shall have any purchase, participation, preemptive and registration rights granted to any other holders of the Shares under the Stockholder’s Agreement, and (z) in the event any term, restriction or condition of the Stockholder’s Agreement or any such agreement conflicts with, is inconsistent with or would otherwise prohibit or restrict the exercise of any right of Holder under this Warrant, the terms of this Warrant shall control and this Warrant and Holder shall not be subject to such term, restriction or condition.  As an illustration and not by way of limitation as to the purpose and intent of this Section 3.3, the Company shall grant registration rights to Holder for any Shares acquired by Holder upon exercise or conversion of this Warrant or conversion of such Shares in parity to the registration rights granted to any other holder of the Shares party to the Stockholder’s Agreement.

ARTICLE 4.         REPRESENTATIONS AND WARRANTIES OF HOLDER.  Holder represents and warrants to the Company as follows:

4.1          Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.  Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2          Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3          Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4          Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5          The Act.  Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state

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 securities laws, or unless exemption from such registration and qualification are otherwise available.

4.6          Market Stand-Off.  Holder hereby agrees that, in connection with the Company’s IPO it shall not to the extent requested by the Company’s underwriter(s) sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than any disposed of in the registration and those acquired by Holder in the IPO or thereafter in open market transactions, or any disposed of in a private transaction to a transferee who agrees to be bound by the terms of this Section 4.6) for up to 180 days from the effective date of the registration statement filed in connection with the IPO; provided, however, that such 180 day period may be extended to the extent necessary to permit any managing underwriter to comply with NASD Rule 2711(f)(4); provided further, however, that Holder shall not be bound by the restrictions set forth in this Section 4.6 unless all five percent stockholders of the Company also agree to such restrictions; and provided, further, that any discretionary waiver or termination of the foregoing restrictions by the Company or the underwriters shall apply to all holders of the Company’s equity securities subject to such restrictions pro rata based on the number of shares subject to such restrictions, Holder agrees to enter into the form of agreement as reasonably requested by the underwriter(s) in connection with this Section 4.6.

ARTICLE 5.         MISCELLANEOUS.

5.1          Term.  This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.  The conditions under which the Warrant shall automatically convert on the Expiration Date are set forth in Section 5.8 below.

5.2          Legends.

(a)           This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT PURSUANT TO THE PROVISIONS OF ARTICLE 5, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW, OR UNLESS SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION CAN BE MADE IN COMPLIANCE WITH RULE 144 OF THE ACT, OR UNLESS, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A MARKET STAND-OFF PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, OR FOR A LONGER PERIOD NOT TO EXCEED 34 DAYS IF THE ISSUER’S TRANSFER AGENT IS NOTIFIED BY THE ISSUER OR THE ISSUER’S COUNSEL THAT THIS MARKET STAND-OFF RESTRICTION HAS

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BEEN EXTENDED FOR THE PURPOSE OF COMPLYING WITH NASD RULE 2711(F)(4).

(b)           Notwithstanding the foregoing, neither this Warrant nor any certificate or instrument evidencing this Warrant or the Shares shall bear, and the Company hereby agrees to remove, within ten (10) days of any written request (together with such evidence or documentation described in the following provisions) by Holder, pursuant to the following provisions of this Section 5.2(b), or not to affix, as applicable, any restrictive or other legend, notice or provision restricting the sale or transfer of this Warrant or the Shares, in each case provided that Holder has provided reasonable evidence to the Company (including any customary broker’s or transferring stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clause (D) below) that: (A) a transfer of this Warrant or the Shares, as applicable, has been made pursuant to SEC Rule 144 (assuming the transferor is not an “affiliate” (as defined in SEC Rule 144) of the Company); (B) the Warrant or the Shares, as applicable, are then eligible for transfer pursuant to SEC Rule 144; (C) a transfer of this Warrant or the Shares has been made for no consideration to an affiliate of Holder or has otherwise been made to any affiliate of Holder who is an “accredited investor” as defined in Regulation D promulgated under the Act, and that is otherwise in compliance with all applicable securities laws; or (D) in connection with any other sale or transfer, provided that upon the request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form to the Company, to the effect that either such sale or transfer may be made without registration under the applicable requirements of the Act or that such a legend, notice or provision is not required by, and is not required in order to establish compliance with any provisions of, the Act. For all purposes of Section 1.4, the Company shall not be deemed to have delivered to Holder Shares unless and until the Company shall have fully complied with all of the terms and conditions of this Section 5.2(b) (if removal has been requested by Holder in compliance with this Section 5.2(b)).

5.3          Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and, subject to Section 5.2(b), legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).  The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder.  Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144.

5.4          Transfer Procedure.  Subject to the provisions of Article 5.3 and upon and effective immediately as of providing the Company with written notice substantially in the form attached as Appendix 2, Holder and any permitted transferee may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Holder or such transferee will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and, in the case of transfer to transferee who is not an affiliate of the Holder, Holder or such transferee promptly thereafter surrenders this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).  The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

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5.5          Notices.  All notices, requests, documents and other communications (collectively, “Notices”) from the Company to Holder, or vice versa, shall be in writing and deemed validly delivered effective as of the earliest to occur of (a) when actually received, (b) when transmitted by facsimile or electronic mail (PDF), (c) the first business day after mailing by first-class registered or certified mail, postage prepaid, or after deposit with a reputable overnight courier with all charges paid, in each case other than actual receipt at such mailing, facsimile or electronic mail address as may have been furnished to the Company or Holder, as the case may be.  As used in this Warrant, “business days” shall refer to all days other than any Saturday, Sunday or day on which the Company’s primary depository bank is closed.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Attn:
Fax:
Email:

With a copy to:

Attn:
Fax:
Email:

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

CATABASIS PHARMACEUTICALS, INC. One Kendall Square, Suite B14202 Cambridge, MA 02139 Attention: Ian Sanderson, CFO Fax: E-Mail:

With a copy to:

Attn:
Fax:
Email:

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5.6          Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7          Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8          Automatic Conversion upon Expiration.  Unless Holder notifies the Company in writing to the contrary prior to such automatic conversion, in the event that, upon the earliest to occur of the Expiration Date or any expiration, involuntary termination or cancellation of this Warrant, the fair market value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed as of immediately before such date to have been converted pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares issued upon such conversion to the Holder.

5.9          Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10        Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its principles regarding conflicts of law.

5.11        Headings.  The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

5.12        Severability.  In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision.

[Balance of Page Intentionally Left Blank]

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“COMPANY”		Date: , 201

CATABASIS PHARMACEUTICALS, INC.

By:
(SEAL)

Name:
(Print)

Title:

“HOLDER”

SQUARE 1 BANK

By:

By:	(SEAL)
Name:
(Print)

Title:

APPENDIX 1

NOTICE OF EXERCISE

1.             Holder elects to purchase             shares of the [Preferred/Common] Stock of CATABASIS PHARMACEUTICALS, INC. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1.             Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant.  This conversion is exercised for                       of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2.             Please issue a certificate or certificates representing the shares in the name specified below:

Holder’s Name

(Address)

3.             By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By:	(SEAL)

Name:

Title:

(Date):

A-1

APPENDIX 2

ASSIGNMENT

For value received,                 hereby sells, assigns and transfers unto

Name:

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by CATABASIS PHARMACEUTICALS, INC. (the “Company”), on        , 201    (the “Warrant”) together with all rights, title and interest therein.

HOLDER:

SQUARE 1 BANK

	By:	(SEAL)

Name:

Title:

Date:

By its execution below, and for the benefit of the Company,                  makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[NAME OF TRANSFEREE]

By:	(SEAL)

Name:

Title:

A-2

Exhibit F

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

CATABASIS PHARMACEUTICALS, INC.

Warrant Shares:	Issue Date:
(the “Original Issue Date”)

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership, its successors and assigns (together, “Holder”) is entitled, at any time on or after the Issue Date specified above and on or prior to the close of business on                (the “Expiration Date”), to purchase from CATABASIS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), up to              (            ) shares (the “Shares”) of the Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) at a purchase price per share equal to $       (the “Warrant Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1

EXERCISE.

1.1          Method of Exercise.  Holder may exercise this Warrant in whole or in part by delivering to the Company a duly executed facsimile or electronic (pdf) copy of a Notice of Exercise in substantially the form attached as Appendix 1 (or by delivery of an original or copy of such Notice of Exercise by any other method permitted for providing notices under Article 5.4).  Unless Holder is exercising the cashless exercise right set forth in Article 1.2, Holder shall, concurrently therewith, also deliver to the Company a certified or bank cashier’s check, wire transfer of immediately available funds (to an account designated by the Company), or other form of payment acceptable to the Company, in the amount of the aggregate Warrant Price for the Shares being purchased. As used herein, “Trading Day” means a day on which the principal Trading Market is open for trading, and “Trading Market” means any of the following markets or exchanges on which the Common Stock is or has most recently been listed or quoted for trading on the date in question:  the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global

Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

1.2          Cashless Exercise.  This Warrant may be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of the Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Warrant Price, as adjusted hereunder; and

(X) = the number of the Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

As used herein, “VWAP” shall mean, with respect to one Share for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)),  (b) if the Common Stock is listed or quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “OTC Bulletin Board”) but the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of one Share as reasonably determined by the Board of Directors of the Company in good faith (provided, that in the event Holder’s cashless exercise under Article 1.2 is exercised or deemed exercised in connection with an Acquisition, such fair market value  shall be determined based upon the cash and fair market value of any securities and other consideration as would have been paid for or in respect of each Share issuable (as of immediately prior to the closing of the Acquisition) upon exercise of this Warrant as if such Share had been issued and outstanding on and as of the closing of such Acquisition).

1.3          Delivery of Certificate and New Warrant.  Within five (5) Trading Days after Holder exercises this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.  The Shares shall be deemed to have been issued, and Holder or any other person designated by Holder to be

2

named therein shall be deemed to have become a holder of record of such Shares for all purposes as of 5:00 p.m. (Eastern Time) on the date the Warrant shall have been exercised.  If the Company fails to deliver a certificate or certificates for the Shares as provided herein, in addition to any other remedy available to Holder hereunder, at law or in equity, Holder will have the right to rescind the exercise of this Warrant.

1.4          Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

1.5          Treatment of Warrant Upon Acquisition of the Company.

1.5.1       Certain Definitions.  For the purposes of this Warrant, “Acquisition” means (A) any sale, license or any other disposition of all or substantially all of the assets of the Company, or (B) any reorganization, consolidation, or merger of the Company with or into another person or entity, or (C) any sale of outstanding Company securities by holders thereof, whereby, in the case of (B) or (C) above, the holders of the Company’s voting securities before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity after the transaction (or, if the surviving entity is a wholly-owned subsidiary of another corporation, such surviving entity’s parent).  As used in this Article 1.5, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market, and (iii) Holder would not be restricted by contract or by applicable federal and state securities laws from  re-selling, within six (6) months and one day in compliance with the federal securities laws, rules and regulations, following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.  For purposes of this Article 1.5, “Affiliate” shall mean any person or entity that controls, is controlled by or is under common control with any such person or entity, and each of such person’s or entity’s officers, directors, members, managers, joint venturers or partners, as applicable (whether as a result of the ownership of voting securities, by contract or otherwise).

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1.5.2       Treatment of Warrant Upon Acquisition.

(A)          Cash or Marketable Securities Acquisition.  In the event of an Acquisition in which (1) the sole consideration is cash, Marketable Securities, or a combination thereof and (2) such consideration is received by the Company’s stockholders in respect of their shares of the Company’s capital stock (including, without limitation, pursuant to the dissolution and liquidation of the Company in connection with or as a result of such Acquisition), Holder may exercise its cashless exercise or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition; provided, that if the Holder fails to make such election prior to the consummation of the Acquisition, the Warrant will, subject to Article 5.7, expire upon the consummation of such Acquisition.  The Company shall provide Holder with written notice of any proposed Acquisition (which notice shall reasonably identify the parties thereto, the proposed structure thereof, the amount and kind of consideration to be paid in connection therewith and the terms and conditions of payment, the number of shares of capital stock outstanding or issuable upon the exercise of rights then outstanding, and facts as shall be reasonably necessary to indicate the effect of the Acquisition on this Warrant), together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which shall be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition. Any exercise of this Warrant after delivery of such notice and prior to the consummation of the Acquisition described in such notice shall be deemed to be an exercise in connection with such Acquisition for purposes of Article 1.2.  If the Acquisition described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and, unless Holder advises the Company in a written notice that it elects to reaffirm the exercise, any purported exercise of this Warrant in connection with such proposed Acquisition shall be null and void.

(B)          Asset Sale.  In the event of an Acquisition that is an arm’s length sale or license of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate of the Company and to which 1.5.2(A) above does not apply (a “True Asset Sale”), Holder may, at its option, (1) exercise its rights under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such True Asset Sale, or (2) elect to have the terms of Section 1.5.2(C) below apply; provided, that if Holder fails to exercise or make such election prior to the consummation of the Acquisition the Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale.  The Company shall provide Holder with written notice of any proposed True Asset Sale (which notice shall identify the parties thereto, the proposed structure thereof, the amount and kind of consideration to be paid in connection therewith and the terms and conditions of payment, the number of shares

4

of capital stock outstanding or issuable upon the exercise of rights then outstanding, and facts as shall be reasonably necessary to indicate the effect of the True Asset Sale on this Warrant), together with such reasonable information as Holder may request in connection with such True Asset Sale giving rise to such notice, which shall be delivered to Holder not less than ten (10) days prior to the closing of the proposed True Asset Sale.  Any exercise of this Warrant after delivery of such notice and prior to the consummation of the True Asset Sale described in such notice shall be deemed to be an exercise in connection with such True Asset Sale for purposes of Article 1.2.  If the True Asset Sale described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and any purported exercise of this Warrant in connection with such proposed True Asset Sale shall be null and void.

(C)          Assumption of Warrant.  Upon the closing of any Acquisition other than as particularly described in subsection (A) or (B) above, the surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the Shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such Shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing (with the Warrant Price being appropriately adjusted and apportioned based upon such securities, cash and other property in order to protect the economic value of this Warrant immediately prior to the closing of such Acquisition); and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.  The Company shall cause any surviving or successor entity in an Acquisition in which the Company is not the surviving or successor entity to assume in writing all of the obligations of the Company under this Warrant prior to the closing of such Acquisition, including agreements to deliver to Holder in exchange for this Warrant a security of such surviving or successor entity evidenced by a written instrument issued by the surviving or successor entity substantially similar in form to this Warrant and exercisable as provided herein (without regard to any limitations on the exercise of this Warrant).  Upon the closing of such an Acquisition, the surviving or successor entity shall succeed to, and be substituted for, and shall assume all of the obligations of the Company under this Warrant.

(D)          Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise

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shall not be deemed to be effective until immediately prior to the consummation of such transaction.

ARTICLE 2
ADJUSTMENTS TO THE SHARES.

2.1          Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend on the outstanding shares of the Common Stock payable in additional shares of the Common Stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred.  If the Company subdivides the outstanding shares of the Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2          Reclassification, Exchange, Conversion or Substitution.  Upon any reclassification, exchange, conversion, substitution or similar event affecting the outstanding shares of the Common Stock, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised in full immediately before such reclassification, exchange, conversion, substitution or similar event, at an aggregate Warrant Price not exceeding the aggregate Warrant Price in effect as of immediately prior thereto.  The Company or its successor shall promptly issue to Holder a certificate pursuant to Article 2.6 hereof setting forth the number, class and series or other designation of such new securities or other property issuable upon exercise of this Warrant as a result of such reclassification, exchange, conversion, substitution or similar event.  The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, conversions, substitutions, and similar events.

2.3          Pro Rata Distributions. In addition to any adjustments pursuant to Articles 2.1 and 2.2 above, the Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

2.4          No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue, sale of securities, closing of its

6

stockholder books and records, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such actions as may be necessary or appropriate to protect Holder’s rights under this Warrant against impairment.

2.5          Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Warrant Price or round up to the next whole share.

2.6          Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, the Common Stock and/or number of Shares, or upon the occurrence of any transaction or event described in this Article 2, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price, Common Stock and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price, Common Stock and number of Shares.

ARTICLE 3
REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY.

3.1          Representations and Warranties.  The Company represents and warrants to, and agrees with, Holder as follows:

3.1.1       Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation, has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in all jurisdictions where such qualification is required.

3.1.2       Corporate Authority. The Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Shares issuable upon exercise of this Warrant, and to carry out and perform its obligations under this Warrant.

3.1.3       Corporate Action. All corporate action on the part of the Company, ifs officers, directors and shareholders, necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Shares issuable upon exercise hereof has been taken and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms.

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3.1.4       No Violation. The execution, delivery and performance of this Warrant will not result in (i) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of the Company’s Certificate of Incorporation or by-laws, as amended, any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, any contract, obligation or commitment to which the Company is a party or by which it is bound, or (ii) the creation of any lien, charge, encumbrance or restriction on any assets of the Company.

3.1.5       Authorized Shares. The Company shall at all times during the term of this Warrant keep reserved out of its authorized and unissued capital stock a sufficient number of shares of Common Stock to permit exercise in full of this Warrant.  All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2          Exchange Act Reports; Legend.

3.2.1       Reports. With a view to making available to Holder the benefits of Securities and Exchange Commission (“SEC”) Rule 144 and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any other Form that may be available at the time of such proposed sale), the Company shall, so long as it is subject to the reporting requirements of the Act (and the rules and regulations promulgated thereunder) and the Exchange Act, (A) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times; (B) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and (C) furnish to Holder, so long as Holder owns the Warrant or Shares, forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any other Form that may be available at the time of such proposed sale), and (2) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC that permits the sale of any securities without registration or pursuant to Form S-3 (or any other Form that may be available at the time of such proposed sale).

3.2.2       Legend. Neither this Warrant nor any certificate or instrument evidencing this Warrant or the Shares shall bear (and the Company hereby agrees to remove or not to affix, as applicable and provided herein) any restrictive or other legend, notice or provision (including without limitation the legend included on the first page of this Warrant as of the Issue Date or any similar legend) restricting the sale or transfer of this Warrant or the Shares if (A) a transfer of this

8

Warrant or the Shares is made or proposed to be made pursuant to SEC Rule 144 or (B) such a legend, notice or provision is not required in order to establish compliance with any provisions of the Act.  Within five (5) Trading Days of (X) any written request by Holder indicating its intention to make a transfer of this Warrant or all or a portion of the Shares pursuant to SEC Rule 144 or (Y) satisfaction of the registration and prospectus delivery requirements of the Act, the Company shall remove any such legend, notice or provision restricting the sale or transfer of this Warrant or the Shares, as applicable.  Notwithstanding the foregoing or anything to the contrary contained in this Warrant, no certificate or certificates for any Shares purchased hereunder shall bear any restrictive or other legend, notice or provision restricting the sale or transfer of Shares if, as of the date of any exercise or conversion of this Warrant, the Shares may be transferred pursuant to SEC Rule 144 and, if such sale or transfer cannot, as of such exercise or conversion date, be made, the Company shall cause any such legend, notice or provision to be removed from all or any such certificates within five (5) Trading Days of the first date on which such a transfer pursuant to SEC Rule 144 can be made.  For all purposes of Article 1.3, the Company shall not be deemed to have delivered to Holder Shares unless and until the Company shall have fully complied with all of the terms and conditions of this Article 3.2.2.

3.3          No Shareholder Rights.  Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company with respect to the Shares issuable hereunder until the exercise of this Warrant.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF HOLDER.

4.1          Holder represents and warrants to the Company as follows:

4.1.1       Purchase for Own Account.  This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act, and has no present intention of distributing this Warrant and the securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Act or any applicable state securities law (this representation and warranty not limiting the Holder’s right to sell such securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable federal and state securities laws). Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.1.2       Disclosure of Information.  Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions

9

and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.1.3       Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.1.4       Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.1.5       The Act.  Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

4.1.6       Reliance on Exemptions.  The Holders understands that this Warrant and the Shares issuable upon exercise hereof may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrant and the Shares.

4.1.7       No Governmental Review.  The Holder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of this Warrant and the Shares or the fairness or suitability of an investment in such securities nor have such authorities passed upon or endorsed the merits of the offering of such securities.

10

4.1.8       Validity; Enforcement.  This Warrant has been duly and validly authorized, executed and delivered on behalf of the Holder and is a valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.1.9       No Short Selling.  The Holder represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Holder, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Company’s common stock or (ii) hedging transaction, which establishes a net short position with respect to the common stock.

ARTICLE 5
MISCELLANEOUS.

5.1          Term.  This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2          Legend. Subject to Article 3.2.2 above, each certificate representing Shares issued upon any exercise hereof shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED IN THAT CERTAIN COMMON STOCK PURCHASE WARRANT ISSUED BY THE COMPANY TO MIDCAP FINANCIAL SBIC, LP DATED AS OF            , 201 , MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER), PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS EXEMPT FROM SUCH REGISTRATION.

5.3          Transfer Procedure.  Subject to compliance with any applicable securities laws and upon providing the Company with written notice in substantially the form attached as Appendix 2, Holder may transfer all or part of this Warrant (and all rights hereunder) or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

11

5.4          Notices; Business Day.   Unless otherwise specifically provided herein, all notices, requests, documents or other communications by either the Company or Holder to the other must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.  For purposes of this Article 5.4, “Business Day” shall mean any day that is not a Saturday, Sunday or a day on which Holder is closed.  The Company or Holder may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 5.4.

If to the Company:

CATABASIS PHARMACEUTICALS, INC.

One Kendall Square, Suite B14202

Cambridge, MA 02139

Attention: Ian Sanderson, CFO

Fax:

E-Mail:

If to Holder:

MIDCAP FINANCIAL SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland  20814

Attention: Portfolio Management- Life Sciences

Fax:  (301) 941-1450

E-Mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland  20814

Attention:  General Counsel

Fax:  (301) 941-1450

E-Mail: legalnotices@midcapfinancial.com

12

5.5          Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.6          Attorneys’ Fees; Remedies.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees and disbursements.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

5.7          Automatic Exercise upon Expiration.  This Warrant shall, to the extent not previously exercised, automatically be deemed to have been fully exercised pursuant to Article 1.2 above (even if not surrendered) as of immediately before any expiration, termination or cancellation of this Warrant (including, without limitation, pursuant to Article 1.5.2(A)) if the then Fair Market Value of a Share exceeds the then Warrant Price, unless Holder notifies the Company in writing to the contrary prior to such automatic exercise, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such exercise or any consideration payable in respect of such Shares in connection with an Acquisition, if applicable, to Holder or its successor or assigns.

5.8          Counterparts.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.9          Governing Law.  This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided herein or performance, shall be governed or interpreted according to the laws of the State of Delaware without regard for principles of conflicts of laws.

5.10        Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced thereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Shares.

5.11        Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

5.12        Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

13

5.13        Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

5.14        No Strict Construction.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Remainder of page left blank intentionally; signature page follows]

14

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Warrant by their duly authorized representatives as of the date first above written.

COMPANY

CATABASIS PHARMACEUTICALS, INC.

By:	(SEAL)

Name:
(Print)
Title:

HOLDER

MIDCAP FINANCIAL SBIC, LP

By: MidCap Financial SBIC GP, LLC

By:	(SEAL)

Name:
(Print)
Title:

APPENDIX 1

TO COMMON STOCK PURCHASE WARRANT

NOTICE OF EXERCISE

TO:  CATABASIS PHARMACEUTICALS, INC. (“Company”)

1.                                      The undersigned hereby elects to purchase           Shares of the Common Stock of Company pursuant to the terms of the Common Stock Purchase Warrant between the undersigned (or the undersigned’s predecessor or assignor) and Company, and shall tender payment of the exercise price in full, together with all applicable transfer taxes, if any, in accordance with the terms of the Warrant.

2.                                      Payment shall take the form of (check applicable box):

☐                                    in lawful money of the United States; or

☐                                    the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Article 1.2 of the Warrant, to exercise this Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in Article 1.2 of the Warrant.

3.                                      Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

The Shares shall be delivered by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

A-1

APPENDIX 2

TO COMMON STOCK PURCHASE WARRANT

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant.)

For value received, Midcap Financial SBIC, LP hereby sells, assigns and transfers unto

Name:

Address:

Tax ID:

that certain Warrant to Purchase Stock issued by CATABASIS PHARMACEUTICALS, INC. (the “Company”), on          , 201    (the “Warrant”) together with all rights, title and interest therein.

MIDCAP FINANCIAL SBIC, LP

By: MidCap Financial SBIC GP, LLC

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company,                 makes each of the representations and warranties set forth in Article 4 of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[NAME OF TRANSFEREE]

By:
Name:
Title:

A-2

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type:	Term, Tranche 1

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Financial SBIC, LP	$3,500,000
Square 1 Bank	$1,500,000

The following defined terms apply to this Credit Facility:

Applicable Interest Rate:  means (a) eight and fifty hundredths percent (8.50%) per annum with respect to the MidCap Obligations, and (b) five and twelve hundredths percent (5.12%) per annum with respect to the Square 1 Obligations (which, collectively, constitutes a blended interest rate of seven and forty-nine hundredths percent (7.49%) per annum).

Applicable Prepayment Fee:  means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made:  (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period:  not applicable.

Commitment Commencement Date:  the Closing Date

Commitment Termination Date:  the earliest to occur of (a) the close of the Business Day following the Closing Date, (b) an Event of Default, or (c) the Maturity Date.

Minimum Credit Extension Amount: $5,000,000

Permitted Purpose:  not applicable.

1

Credit Facility #2:

Credit Facility and Type:	Term, Tranche 2

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Financial SBIC, LP	$7,000,000
Square 1 Bank	$3,000,000

The following defined terms apply to this Credit Facility:

Applicable Funding Condition: means (1) the Warrants — Tranche 2 have been, or contemporaneously with the Credit Extension will be, duly executed and delivered to Agent, together with evidence reasonably satisfactory to Agent that the Warrants — Tranche 2 and the related shares have been duly authorized and issued by all necessary corporate and shareholder action of Borrower, and (2) Agent has received a completed Credit Extension Form, in accordance with Section 2.3(a).

Applicable Interest Rate:  means (a) eight and fifty hundredths percent (8.50%) per annum with respect to the MidCap Obligations, and (b) five and twelve hundredths percent (5.12%) per annum with respect to the Square 1 Obligations (which, collectively, constitutes a blended interest rate of seven and forty-nine hundredths percent (7.49%) per annum).

Applicable Prepayment Fee:  means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made:  (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period:  not applicable.

Commitment Commencement Date:  the later to occur of (a) Closing Date, or (b) satisfaction of the Applicable Funding Conditions for this Credit Facility

Commitment Termination Date:  the earliest to occur of (a) March 31, 2015, (b) an Event of Default, or (c) the Maturity Date.

Minimum Credit Extension Amount: $10,000,000

Permitted Purpose:  not applicable.

2

Credit Facility #3:

Credit Facility and Type:	Term, Tranche 3

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Financial SBIC, LP	$7,000,000
Square 1 Bank	$3,000,000

The following defined terms apply to this Credit Facility:

Applicable Funding Condition: means that (1) A “Qualifying IPO” (as defined below) has occurred, (2) the Warrants — Tranche 3 have been, or contemporaneously with the Credit Extension will be, duly executed and delivered to Agent, together with evidence reasonably satisfactory to Agent that the Warrants — Tranche 3 have been duly authorized and issued by all necessary corporate and shareholder action of Borrower, (3) Agent has received a completed Credit Extension Form, in accordance with Section 2.3(a) and (4) Borrower has drawn all of Tranche 2 or the Tranche 2 Commitment Termination Date has occurred.

Applicable Interest Rate:  means (a) eight and fifty hundredths percent (8.50%) per annum with respect to the MidCap Obligations, and (b) five and twelve hundredths percent (5.12%) per annum with respect to the Square 1 Obligations (which, collectively, constitutes a blended interest rate of seven and forty-nine hundredths percent (7.49%) per annum).

Qualifying IPO: means Borrower’s initial, firm-commitment underwritten offering and sale of its Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in total aggregate net cash proceeds actually received by Borrower (net of any and all underwriter and/or investment banker fees, commissions and discount and any and all fees and disbursement of counsel and/or independent certified public accounts, and exclusive of any and all proceeds received by the Company pursuant to the exercise of any underwriter’s over-allotment or “Green Shoe” option) of at least $50,000,000 (subject to no clawback, escrow or other terms limiting Borrower’s ability to freely use such proceeds) from such Qualifying IPO and shall have deposited such net cash proceeds into a deposit account with Square 1 subject to a Control Agreement in favor of Agent and shall have delivered to Agent and each Lender evidence reasonably satisfactory to Agent and each Lender of the occurrence of such Qualifying IPO and the deposit of such proceeds.

Applicable Prepayment Fee:  means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made:  (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period:  not applicable.

Commitment Commencement Date:  The later to occur of (a) the Closing Date, or (b) satisfaction of the Applicable Funding Conditions for this Credit Facility.

Commitment Termination Date:  the earliest to occur of (a) June 30, 2015, or (b) an Event of Default, or (c) the Maturity Date.

Minimum Credit Extension Amount: $10,000,000

Permitted Purpose:  not applicable.

3

AMORTIZATION SCHEDULE (FOR EACH CREDIT FACILITY)

Commencing on October 1, 2015, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months.

4

POST-CLOSING OBLIGATIONS SCHEDULE

Borrower shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.                                      On or prior to the fifth (5th) Business Day after the Closing Date, Borrower shall deliver a completed Control Agreement with respect to Borrower’s Securities Account numbered 19-SQ19041 maintained with U.S. Bank National Association.

2.                                      On or prior to the fifth (5th) Business Day after the Closing Date (subject to any extensions as may be granted by Agent in its sole discretion in writing), Borrower shall deliver to Agent evidence that it has closed the Designated SVB Securities Account and transferred all securities and other funds maintained in the Designated SVB Securities Account to Borrower’s Securities Account numbered 19-SQ19041 maintained with U.S. Bank National Association.

3.                                      On or prior to September 27, 2014, Borrower shall deliver to Agent a completed Access Agreement executed by Borrower, Agent and the landlord, in respect of Borrower’s facilities located at the second (2nd) floor of Building No. 1400 at One Kendall Square, Cambridge, Massachusetts 02139.

4.                                      On or prior to November 27, 2014 (subject to any extensions as may be granted by Agent in its sole discretion in writing), Borrower shall deliver to Agent evidence that it has closed the Designated SVB Deposit Account and transferred all funds maintained in the Designated SVB Deposit Account to the Borrower’s Deposit Accounts maintained with Square 1; provided, that, until such time as Borrower closes the Designated SVB Deposit Account, the amount on deposit therein shall not exceed the lesser of (i) the amount necessary to cover checks that are outstanding on or prior to the Closing Date and (ii) $500,000 for the first 30 days following the Closing Date, $100,000 for the 31st through the 60th day following the Closing Date, and $50,000 for 61st day following the Closing Date through November 27, 2014.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

1

CLOSING DELIVERIES SCHEDULE

1.              duly executed original signatures to the Financing Documents to which Borrower is a party.

2.              duly executed original signatures to the Control Agreements with Square 1 Bank;

3.              duly executed original Secured Promissory Notes in favor of each Lender with a face amount equal to such Lender’s Applicable Commitment under each Credit Facility;

4.              the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date;

5.              good standing certificates dated as of a date no earlier than thirty (30) days prior to the Closing Date to the effect that Borrower is qualified to transact business in all states in which the nature of Borrower’s business so requires;

6.              duly executed original signatures to the completed Borrowing Resolutions for Borrower;

7.              certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

8.              the Perfection Certificate executed by Borrower;

9.              a landlord’s consent executed in favor of Agent in respect of Borrower’s facilities in                  - and                  , and a bailee waiver executed in favor of Agent in respect of the                       location in                     (required for initial Credit Extension and to the extent otherwise required under the Credit Agreement);

10.       a legal opinion of Borrower’s counsel dated as of the Closing Date together with the duly executed original signatures thereto (required for initial Credit Extension);

11.       evidence satisfactory to Agent that the insurance policies required by Article 6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders;

12.       payment of the fees and expenses of Agent and Lenders then accrued, including pursuant to the Fee Letters;

13.       a duly executed original Secretary’s Certificate dated as of the Closing Date which includes copies of the completed Borrowing Resolutions for Borrower;

14.       timely receipt by the Agent of an executed disbursement letter;

15.       a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, which shall, among other things, certify as to certain conditions to the funding of the Credit Extensions on the Closing Date (required for initial Credit Extension);

16.       Registration Rights Agreement/Investors’ Rights Agreement, Shareholders Agreement and any amendments thereto; and

17.       the Warrants — Tranche 1 (required for initial Credit Extension).

1

DISCLOSURE SCHEDULE

Scheduled Permitted Liens

None.

Debtor	Secured Party	Collateral	State and Jurisdiction	Filing Date and Number (include original file date and continuations, amendments, etc.)

Scheduled Permitted Indebtedness

None.

Debtor	Creditor	Amount of Indebtedness outstanding as of ,	Maturity Date

Scheduled Permitted Investments

None.

Debtor	Type of Investment	Date	Amount Outstanding as of

Scheduled Material Agreements

Other Party to Contract	Title/Date of Contract

RB Kendall Fee, LLC (now Divco West)	Lease Agreement 12/17/10 amended 12/21/11.

Catalent Pharma Solutions	Various

Cambridge Major Labs	Various

Medpace Clinical Pharmacology, LLC	MSA for clinical services

Spaulding Clinical Research, LLC	MSA for 2003-102 study

Scheduled Litigation

1. N/A

2.

3.

Scheduled ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property

1. N/A

2.

3

INTANGIBLE PROPERTY SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

	Borrower that is Owner of IP	Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Application Number / Registration	Expiration Date if Granted/ Issued/ Registered
1	Catabasis Pharmaceuticals, Inc.	CATB-001/05AU	Patent	2009268610 / 2009268610	July 8, 2029
2	Catabasis Pharmaceuticals, Inc.	CATB-001/05BR	Patent	PI0915536-8	n/a
3	Catabasis Pharmaceuticals, Inc.	CATB-001/05CA	Patent	2,729,186	n/a
4	Catabasis Pharmaceuticals, Inc.	CATB-001/05CL	Patent	24-2011	n/a
5	Catabasis Pharmaceuticals, Inc.	CATB-001/05CN	Patent	200980135113.X	n/a
6	Catabasis Pharmaceuticals, Inc.	CATB-001/05CO	Patent	11.001.289	n/a
7	Catabasis Pharmaceuticals, Inc.	CATB-001/05CR	Patent	20110015	n/a
8	Catabasis Pharmaceuticals, Inc.	CATB-001/05EC	Patent	SP-11-10746	n/a
9	Catabasis Pharmaceuticals, Inc.	CATB-001/05EG	Patent	PCT35/2011	n/a
10	Catabasis Pharmaceuticals, Inc.	CATB-001/05EP	Patent	09790168.0	n/a
11	Catabasis Pharmaceuticals, Inc.	CATB-001/05GT	Patent	A-2011-00006	n/a
12	Catabasis Pharmaceuticals, Inc.	CATB-001/05HK	Patent	11111506.1	n/a
13	Catabasis Pharmaceuticals, Inc.	CATB-001/05HN	Patent	2011-000079	n/a
14	Catabasis Pharmaceuticals, Inc.	CATB-001/05ID	Patent	W00201100328	n/a
15	Catabasis Pharmaceuticals, Inc.	CATB-001/05IL	Patent	210318	n/a
16	Catabasis Pharmaceuticals, Inc.	CATB-001/05IN	Patent	964/DELNP/2011	n/a
17	Catabasis Pharmaceuticals, Inc.	CATB-001/05JP	Patent	2011-517582	n/a
18	Catabasis Pharmaceuticals, Inc.	CATB-001/05KR	Patent	10-2011-7002838	n/a
19	Catabasis Pharmaceuticals, Inc.	CATB-001/05MX	Patent	MX/A/A2011/000273 / 307140	July 8, 2029
20	Catabasis Pharmaceuticals, Inc.	CATB-001/05MY	Patent	PI2011000034	n/a
21	Catabasis Pharmaceuticals, Inc.	CATB-001/05NI	Patent	2011-00013	n/a
22	Catabasis Pharmaceuticals, Inc.	CATB-001/05NZ	Patent	590179 / 590179	July 8, 2029
23	Catabasis Pharmaceuticals, Inc.	CATB-001/05PH	Patent	1-2011-500106 / 1-2011-500106	July 8, 2029
24	Catabasis Pharmaceuticals, Inc.	CATB-001/05RU	Patent	2011104016	n/a
25	Catabasis Pharmaceuticals, Inc.	CATB-001/05SG	Patent	201100093-2	n/a
26	Catabasis Pharmaceuticals, Inc.	CATB-001/05SV	Patent	20110010485	n/a
27	Catabasis Pharmaceuticals, Inc.	CATB-001/05UA	Patent	a201101408	n/a
28	Catabasis Pharmaceuticals, Inc.	CATB-001/05US	Patent	12/499,779 / 8,173,831	Oct. 2, 2029
29	Catabasis Pharmaceuticals, Inc.	CATB-001/05VN	Patent	1-2011-00308	n/a
30	Catabasis Pharmaceuticals, Inc.	CATB-001/05ZA	Patent	2011/00179 / 2011/00179	July 8, 2029
31	Catabasis Pharmaceuticals, Inc.	CATB-001/06CN	Patent	201410254305.5	n/a
32	Catabasis Pharmaceuticals, Inc.	CATB-001/06CO	Patent	14-019136	n/a
33	Catabasis Pharmaceuticals, Inc.	CATB-001/06EP	Patent	14176625.3	n/a
34	Catabasis Pharmaceuticals, Inc.	CATB-001/06JP	Patent	2014-026425	n/a

35	Catabasis Pharmaceuticals, Inc.	CATB-001/06MX	Patent	MX/a/2012/013235	n/a
36	Catabasis Pharmaceuticals, Inc.	CATB-001/06MY	Patent	PI 2014000111	n/a
37	Catabasis Pharmaceuticals, Inc.	CATB-001/06NZ	Patent	601932 / 601932	July 8, 2029
38	Catabasis Pharmaceuticals, Inc.	CATB-001/06PH	Patent	1-2013-501319	n/a
39	Catabasis Pharmaceuticals, Inc.	CATB-001/06SG	Patent	201305271-7	n/a
40	Catabasis Pharmaceuticals, Inc.	CATB-001/06UA	Patent	a201406679	n/a
41	Catabasis Pharmaceuticals, Inc.	CATB-001/06US	Patent	12/714,308	n/a
42	Catabasis Pharmaceuticals, Inc.	CATB-001/07MY	Patent	PI2014000111	n/a
43	Catabasis Pharmaceuticals, Inc.	CATB-001/07US	Patent	13/427,654	n/a
44	Catabasis Pharmaceuticals, Inc.	CATB-001/08US	Patent	13/427,650 / 8,735,379	July 8, 2029
45	Catabasis Pharmaceuticals, Inc.	CATB-001/09US	Patent	13/427,644 / 8,729,293	July 8, 2029
46	Catabasis Pharmaceuticals, Inc.	CATB-001/10US	Patent	13/427,639 / 8,735,378	July 8, 2029
47	Catabasis Pharmaceuticals, Inc.	CATB-001/11US	Patent	14/251,247	n/a
48	Catabasis Pharmaceuticals, Inc.	CATB-001/12US	Patent	14/251,257	n/a
49	Catabasis Pharmaceuticals, Inc.	CATB-002/03AR	Patent	20100103208	n/a
50	Catabasis Pharmaceuticals, Inc.	CATB-002/03AU	Patent	2010289683	n/a
51	Catabasis Pharmaceuticals, Inc.	CATB-002/03BR	Patent	1120120046772	n/a
52	Catabasis Pharmaceuticals, Inc.	CATB-002/03CA	Patent	2,772,618	n/a
53	Catabasis Pharmaceuticals, Inc.	CATB-002/03CL	Patent	935-2010	n/a
54	Catabasis Pharmaceuticals, Inc.	CATB-002/03CN	Patent	201080049012.3	n/a
55	Catabasis Pharmaceuticals, Inc.	CATB-002/03CO	Patent	12-036.477	n/a
56	Catabasis Pharmaceuticals, Inc.	CATB-002/03CR	Patent	2012-12648-IP	n/a
57	Catabasis Pharmaceuticals, Inc.	CATB-002/03EC	Patent	SP-12-11709	n/a
58	Catabasis Pharmaceuticals, Inc.	CATB-002/03EG	Patent	PCT 379/2012	n/a
59	Catabasis Pharmaceuticals, Inc.	CATB-002/03EP	Patent	10814349.6	n/a
60	Catabasis Pharmaceuticals, Inc.	CATB-002/03GT	Patent	A2012-000057	n/a
61	Catabasis Pharmaceuticals, Inc.	CATB-002/03HK	Patent	13100544.6	n/a
62	Catabasis Pharmaceuticals, Inc.	CATB-002/03HN	Patent	2012-000453	n/a
63	Catabasis Pharmaceuticals, Inc.	CATB-002/03ID	Patent	W00201201244	n/a
64	Catabasis Pharmaceuticals, Inc.	CATB-002/03IL	Patent	218417	n/a
65	Catabasis Pharmaceuticals, Inc.	CATB-002/03IN	Patent	2661/DELNP/2012	n/a
66	Catabasis Pharmaceuticals, Inc.	CATB-002/03JP	Patent	2012-527967	n/a
67	Catabasis Pharmaceuticals, Inc.	CATB-002/03KR	Patent	10-2012-7008230	n/a
68	Catabasis Pharmaceuticals, Inc.	CATB-002/03MX	Patent	MX/A/2012/002710	n/a
69	Catabasis Pharmaceuticals, Inc.	CATB-002/03MY	Patent	PI 2012000916	n/a
70	Catabasis Pharmaceuticals, Inc.	CATB-002/03NI	Patent	2012-000038	n/a
71	Catabasis Pharmaceuticals, Inc.	CATB-002/03NZ	Patent	599067	n/a
72	Catabasis Pharmaceuticals, Inc.	CATB-002/03PH	Patent	1-2012-500434	n/a
73	Catabasis Pharmaceuticals, Inc.	CATB-002/03RU	Patent	2012112461	n/a
74	Catabasis Pharmaceuticals, Inc.	CATB-002/03SG	Patent	201201472-6	n/a
75	Catabasis Pharmaceuticals, Inc.	CATB-002/03SV	Patent	20120012627	n/a
76	Catabasis Pharmaceuticals, Inc.	CATB-002/03TW	Patent	099129538	n/a
77	Catabasis Pharmaceuticals, Inc.	CATB-002/03UA	Patent	201203931	n/a
78	Catabasis Pharmaceuticals, Inc.	CATB-002/03US	Patent	12/872,555 / 8,304,551	Feb. 16, 2031
79	Catabasis Pharmaceuticals, Inc.	CATB-002/03VN	Patent	1-2012-00889	n/a
80	Catabasis Pharmaceuticals, Inc.	CATB-002/03ZA	Patent	2012/02336 / 2012/02336	Aug. 31, 2030
81	Catabasis Pharmaceuticals, Inc.	CATB-002/04US	Patent	13/427,001 / 8,304,552	Aug. 31, 2030
82	Catabasis Pharmaceuticals, Inc.	CATB-002/05US	Patent	13/451,217 / 8,765,963	Aug. 31, 2030

83	Catabasis Pharmaceuticals, Inc.	CATB-002/06US	Patent	13/437,643	n/a
84	Catabasis Pharmaceuticals, Inc.	CATB-002/07US	Patent	14/143,948 / 8,765,964	Aug. 31, 2030
85	Catabasis Pharmaceuticals, Inc.	CATB-002/08US	Patent	14/278,885	n/a
86	Catabasis Pharmaceuticals, Inc.	CATB-002/09US	Patent	14/108,202	n/a
87	Catabasis Pharmaceuticals, Inc.	CATB-002/10US	Patent	14/108,196	n/a
88	Catabasis Pharmaceuticals, Inc.	CATB-002/11US	Patent	14/258,889	n/a
89	Catabasis Pharmaceuticals, Inc.	CATB-004/02US	Patent	12/898,467	n/a
90	Catabasis Pharmaceuticals, Inc.	CATB-010/02AR	Patent	20110100061	n/a
91	Catabasis Pharmaceuticals, Inc.	CATB-010/02AU	Patent	2011204277	n/a
92	Catabasis Pharmaceuticals, Inc.	CATB-010/02BR	Patent	BR1120120168797	n/a
93	Catabasis Pharmaceuticals, Inc.	CATB-010/02CA	Patent	2,786,605	n/a
94	Catabasis Pharmaceuticals, Inc.	CATB-010/02CL	Patent	01911-2012	n/a
95	Catabasis Pharmaceuticals, Inc.	CATB-010/02CN	Patent	201180012336.4	n/a
96	Catabasis Pharmaceuticals, Inc.	CATB-010/02CO	Patent	12-133089	n/a
97	Catabasis Pharmaceuticals, Inc.	CATB-010/02CR	Patent	2012-0413	n/a
98	Catabasis Pharmaceuticals, Inc.	CATB-010/02EC	Patent	SP-12-12097	n/a
99	Catabasis Pharmaceuticals, Inc.	CATB-010/02EG	Patent	PCT1228/2012	n/a
100	Catabasis Pharmaceuticals, Inc.	CATB-010/02EP	Patent	11732212.3	n/a
101	Catabasis Pharmaceuticals, Inc.	CATB-010/02GT	Patent	A2012-000224	n/a
102	Catabasis Pharmaceuticals, Inc.	CATB-010/02HK	Patent	13105691.6	n/a
103	Catabasis Pharmaceuticals, Inc.	CATB-010/02HN	Patent	2012-001505	n/a
104	Catabasis Pharmaceuticals, Inc.	CATB-010/02ID	Patent	W00201203203	n/a
105	Catabasis Pharmaceuticals, Inc.	CATB-010/02IL	Patent	220822	n/a
106	Catabasis Pharmaceuticals, Inc.	CATB-010/02IN	Patent	6271/DELNP/2012	n/a
107	Catabasis Pharmaceuticals, Inc.	CATB-010/02JP	Patent	2012-548168	n/a
108	Catabasis Pharmaceuticals, Inc.	CATB-010/02KR	Patent	10-2012-7020810	n/a
109	Catabasis Pharmaceuticals, Inc.	CATB-010/02MX	Patent	MX/a/2012/007981	n/a
110	Catabasis Pharmaceuticals, Inc.	CATB-010/02MY	Patent	PI 2012003107	n/a
111	Catabasis Pharmaceuticals, Inc.	CATB-010/02NI	Patent	2012-000120	n/a
112	Catabasis Pharmaceuticals, Inc.	CATB-010/02NZ	Patent	601698	n/a
113	Catabasis Pharmaceuticals, Inc.	CATB-010/02PH	Patent	1-2012-501390	n/a
114	Catabasis Pharmaceuticals, Inc.	CATB-010/02RU	Patent	2012134069	n/a
115	Catabasis Pharmaceuticals, Inc.	CATB-010/02SG	Patent	201205021-7	n/a
116	Catabasis Pharmaceuticals, Inc.	CATB-010/02SV	Patent	20120013322	n/a
117	Catabasis Pharmaceuticals, Inc.	CATB-010/02TW	Patent	100100745	n/a
118	Catabasis Pharmaceuticals, Inc.	CATB-010/02UA	Patent	201209621	n/a
119	Catabasis Pharmaceuticals, Inc.	CATB-010/02VN	Patent	1-2012-02352	n/a
120	Catabasis Pharmaceuticals, Inc.	CATB-010/02ZA	Patent	2012/05990	n/a
121	Catabasis Pharmaceuticals, Inc.	CATB-010/03US	Patent	13/673,588	n/a
122	Catabasis Pharmaceuticals, Inc.	CATB-012/01US	Patent	13/582,932	n/a
123	Catabasis Pharmaceuticals, Inc.	CATB-013/05US	Patent	13/581,392	n/a
124	Catabasis Pharmaceuticals, Inc.	CATB-014/01US	Patent	13/636,020	n/a
125	Catabasis Pharmaceuticals, Inc.	CATB-018/01CN	Patent	201280024126.1	n/a
126	Catabasis Pharmaceuticals, Inc.	CATB-018/01EP	Patent	12761015.2	n/a
127	Catabasis Pharmaceuticals, Inc.	CATB-018/01US	Patent	14/006,037	n/a
128	Catabasis Pharmaceuticals, Inc.	CATB-020/01US	Patent	13/439,168	n/a
129	Catabasis Pharmaceuticals, Inc.	CATB-021/01US	Patent	13/464,435	n/a
130	Catabasis Pharmaceuticals, Inc.	CATB-023/01EP	Patent	12776652.5	n/a

131	Catabasis Pharmaceuticals, Inc.	CATB-023/01US	Patent	13/458,494	n/a
132	Catabasis Pharmaceuticals, Inc.	CATB-025/02US	Patent	13/874,993	n/a
133	Catabasis Pharmaceuticals, Inc.	CATB-025/02WO	Patent	PCT/US2013/039103	n/a
134	Catabasis Pharmaceuticals, Inc.	CATB-028/02CA	Patent	2,847,418	n/a
135	Catabasis Pharmaceuticals, Inc.	CATB-028/02EP	Patent	12828585.5	n/a
136	Catabasis Pharmaceuticals, Inc.	CATB-028/02US	Patent	13/601,344	n/a
137	Catabasis Pharmaceuticals, Inc.	CATB-030/01US	Patent	13/712,544	n/a
138	Catabasis Pharmaceuticals, Inc.	CATB-030/03US	Patent	14/206,845	n/a
139	Catabasis Pharmaceuticals, Inc.	CATB-031/03US	Patent	62/003,213	n/a
140	Catabasis Pharmaceuticals, Inc.	CATB-032/01WO	Patent	PCT/US2014/042542	n/a
141	Catabasis Pharmaceuticals, Inc.	CATB-033/03AR	Patent	20130101843	n/a
142	Catabasis Pharmaceuticals, Inc.	CATB-033/03TH	Patent	1301002797	n/a
143	Catabasis Pharmaceuticals, Inc.	CATB-033/03TW	Patent	102118590	n/a
144	Catabasis Pharmaceuticals, Inc.	CATB-033/03US	Patent	13/902,360	n/a
145	Catabasis Pharmaceuticals, Inc.	CATB-033/03VE	Patent	00631-2013	n/a
146	Catabasis Pharmaceuticals, Inc.	CATB-033/03WO	Patent	PCT/US2013/042693	n/a
147	Catabasis Pharmaceuticals, Inc.	CATB-035/01WO	Patent	PCT/US2014/010515	n/a
148	Catabasis Pharmaceuticals, Inc.	CATB-TM1	Trademark	77521588 / 3716337	n/a

INTANGIBLE PROPERTY SCHEDULE (CONTINUED)

LICENSE AND SIMILAR AGREEMENTS

None (other than over-the-counter software that is commercially available to the public).

LICENSE # 1 [COMPLETE FOR EACH AGREEMENT]

Name and Date of License Agreement:
Borrower that is Licensee:
Name and address of Licensor:
Expiration Date of License
Exclusive License [Y/N]?
Restrictions on:	Right to Grant a Lien [Y/N]?
Right to Assign [Y/N]?
Right to Sublicense [Y/N]?

Describe Licensed Intellectual Property For This License

Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Registration/ Publication or Application Number	Expiration Date

PERMITTED LICENSES:

None.

PERMITTED LICENSE # 1 [COMPLETE FOR EACH AGREEMENT]

Name and Date of License Agreement:
Borrower that is Licensor:
Name and address of Licensee:
Expiration Date of License
Exclusive License [Y/N]?
Restrictions on:	Right to Grant a Lien [Y/N]?
Right to Assign [Y/N]?
Right to Sublicense [Y/N]?

Describe Licensed Intellectual Property For This License

Name / Identifier of IP	Type of IP (e.g., patent, TM, ©, mask work)	Registration/ Publication or Application Number	Expiration Date

PRODUCTS SCHEDULE

1.                   CAT-2003

2.                   CAT-2054

3.                   CAT-1004

REQUIRED PERMITS SCHEDULE

INDs and CTAs

CAT-1004

US IND # 112732 that is open in the Division of Metabolism and Endocrinology Products (DMEP) and has been updated through Serial 0010

US IND #123319 that is not an open IND but is an open PIND in the Division of Neurology Products (DNP) with Sequence 0000

Serial refers always to an open IND and Sequence always refers to a preIND or PIND

CAT-2003

US IND #116405 that is open in the Division of Metabolism and Endocrinology Products (DMEP) and has been updated through Serial 0011

Health Canada we have an open CTA: CAT-2003 File #: 9427-C3072-21C to study CAT-2003 in the 203 trial Control #: 171734 we have filed 2 amendments to this CTA and are now filing our 3rd Amendment

Other

City of Cambridge - Flammable materials permit

Cambridge Dept. of Public Health — Laboratory biosafety permit

Commonwealth of MA Radiation Ctrl - Radioactive Materials License

Commonwealth of MA DEP — hazardous waste materials

USDA import permits for EPA and DHA

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of March 31, 2015, by and among CATABASIS PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), the Lenders party to the Credit Agreement described below and MIDCAP FINANCIAL TRUST, a Delaware statutory trust (“MidCap”), as administrative agent (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit and Security Agreement, dated as of August 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein have the meanings given to them in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, Borrower, Agent and Lenders desire to amend certain provisions of the Credit Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.             Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Credit Extensions made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Credit Agreement and the other Financing Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.             Amendments to Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 6 below, Borrower, Agent and Lenders hereby agree that:

(a)                                 The definition of “MidCap” in the preamble is hereby amended to mean “MIDCAP FINANCIAL TRUST, a Delaware statutory trust.”

(b)           Section 8.2 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting “[Reserved]” in lieu thereof.

(c)           Section 11 of the Credit Agreement is hereby amended by (i) deleting the address of Agent and Lenders in its entirety, and (ii) replacing it as follows:

“If to Agent or to MidCap (or any of its Affiliates or Approved Funds) as a Lender:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Account Manager for Catabasis transaction

Facsimile: 301-941-1450

Email: notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Legal

Facsimile: 301-941-1450

Email: legalnotices@midcapfinancial.com

If to any Lender other than MidCap: at the address set forth in the signature pages to the First Amendment or provided to Borrower as a notice address for such Lender in connection with any assignment hereunder.”

(d)                                 Section 15 of the Credit Agreement shall be amended by adding the following new definitions in the appropriate alphabetical order:

““First Amendment” means that certain First Amendment to Credit and Security Agreement, dated as of March 31, 2015, by and among Borrower, the Lenders and Agent.”

““Tranche 4” means any Credit Extension described as “Credit Facility #4” and “Tranche 4” on the Credit Facility Schedule.”

““Warrants — Tranche 4” means, collectively, warrants to purchase shares of Borrower’s Common Stock equal to 3.0% of the amount advanced under Tranche 4 divided by the exercise price under such warrants, which shall be the average closing share price, as reported on the securities exchange on which Borrower’s Common Stock is traded, for the preceding 10-trading day period immediately prior to the Funding Date for Tranche 4, each substantially in the form of Exhibit F.”

(e)                                  Section 15 of the Credit Agreement shall be further amended by deleting therefrom the definitions of the terms “MidCap Obligations”, “Square1 Obligations”, “Warrants”, “Warrants — Tranche 2”, and “Warrants — Tranche 3” in their entity and the following revised definitions of such terms shall be substituted in lieu thereof:

2

““MidCap Obligations” means (1) any Credit Extensions made pursuant to the Applicable Commitments of MidCap Financial SBIC, L.P. as of the Closing Date pursuant to Credit Facility 1, (2) any Credit Extensions made pursuant to the Applicable Commitments of MidCap and MidCap Funding XIII Trust on and after the effectiveness of the First Amendment, (3) any Credit Extensions made pursuant to the Applicable Commitments of Flexpoint MCLS SPV LLC on and after the effectiveness of the First Amendment, and (4) any other Obligations owing in respect of the foregoing (1), (2) and (3). For the avoidance of doubt, the MidCap Obligations shall apply with respect to any Lender that is a permitted assignee of any portion of such MidCap Obligations at any applicable time.”

““Square1 Obligations” means (1) any Credit Extensions made pursuant to the Applicable Commitments of Square1 as of the Closing Date pursuant to Credit Facility 1, (2) any Credit Extensions made pursuant to the Applicable Commitments of Square1 on and after the effectiveness of the First Amendment, and (3) any other Obligations owing in respect of the foregoing (1) and (2). For the avoidance of doubt, the Square1 Obligations shall apply with respect to any Lender that is a permitted assignee of any portion of such Square1 Obligations at any applicable time.”

““Warrants” means, collectively, the Warrants — Tranche 1, Warrants — Tranche 2, Replacement Warrants — Tranche 1, Replacement Warrants — Tranche 2, Warrants — Tranche 3, and Warrants — Tranche 4.”

““Warrants — Tranche 2” means, collectively, warrants to purchase shares of Borrower’s Series B Preferred Stock equal to 3.0% of the amount advanced under Tranche 2 divided by the exercise price under such warrants, each in the form of Exhibit E, or, if applicable and required pursuant to this Agreement, the Replacement Warrants — Tranche 2.”

““Warrants — Tranche 3” means, collectively, warrants to purchase shares of Borrower’s (i) if Tranche 3 is advanced prior to a Qualifying IPO (as defined in the Credit Facility Schedule), Series B Preferred Stock equal to 3.0% of the amount advanced under Tranche 3 divided by the exercise price under such warrants, each in the form of Exhibit E, or (iii) if Tranche 3 is advanced as of or following a Qualifying IPO, Common Stock equal to 3.0% of the amount advanced under Tranche 3 divided by the exercise price under such warrants, which shall be the average closing share price, as reported on the securities exchange on which Borrower’s Common Stock is traded, for the preceding 10-trading day period immediately prior to the Funding Date for Tranche 3, each substantially in the form of Exhibit F (other than with respect to the class or series).”

3

(f)                                   The Credit Facility Schedule to the Credit Agreement shall be amended by (i) deleting it in its entirety, and (ii) replacing it with the revised Credit Facility Schedule attached hereto as Annex A.

3.             Modification of Timing of Delivery of Notice for Tranche 2. The provision of Section 2.3(a) of the Credit Agreement which requires that Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) fifteen (15) Business Days prior to the date any Credit Extension is to be funded, is hereby modified, solely with respect to the funding of Tranche 2, to provide that the Borrower shall deliver the completed Credit Extension Form by 12:00 noon (New York time) two (2) Business Days prior to the date Tranche 2 is to be funded.

4.             No Other Amendments. Except for the amendments and modifications set forth and referred to in Sections 2 and 3 above, the Credit Agreement and the other Financing Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and reaffirms all of its obligations under the Credit Agreement and the other Financing Documents as amended by this Agreement. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

5.             Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation and warranty of Borrower set forth in the Credit Agreement and other Financing Documents is hereby restated and reaffirmed as true, accurate and complete in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date), (ii) both before and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing and (iii) Borrower has the power and is duly authorized and has obtained all necessary consents and has taken all necessary actions to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

6.             Condition Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the date (the “Amendment Effective Date”) upon which Agent has received one or more counterparts of this Agreement duly executed and delivered by the Borrower, the Agent and the Lenders.

7.             Release.

(a)           In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and each of its Affiliates and Subsidiaries and each of their respective successors, assigns, and

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other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Financing Documents or transactions thereunder or related thereto.

(b)           Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.             Covenant Not To Sue. Borrower, on behalf of itself and each of its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 7 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9.             Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

10.          Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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11.          Counterparts. This Agreement may be executed in multiple counterparts (including by electronic mail (pdf) transmittal of executed signature pages), each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12.          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13.          Entire Agreement. The Credit Agreement and the other Financing Documents as and when amended through this Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14.          No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

15.          Costs and Expenses. Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

[Remainder of page intentionally blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

CATABASIS PHARMACEUTICALS, INC.

By:	/s/ Ian C. Sanderson	(SEAL)
Name:	Ian C. Sanderson
Title:	Chief Financial Officer

[Signatures continued on next page]

CATABASIS
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Its Authorized Signatory

[Signatures continued on next page]

CATABASIS
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
SIGNATURE PAGE

LENDERS:

MIDCAP FUNDING XIII TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Its Authorized Signatory

[Signatures continued on next page]

CATABASIS
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
SIGNATURE PAGE

FLEXPOINT MCLS SPY LLC

By:	/s/ Daniel Edelman	(SEAL)
Name:	Daniel Edelman
Title:	Its Authorized Signatory

Notice For Addresses:

Flexpoint MCLS SPV LLC
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 200
Bethesda, MD 20814
Attn: Account Manager for Catabasis transaction
Facsimile: 301-941-1450
Email: notices@midcapfinancial.com

With a copy to:

Flexpoint MCLS SPV LLC
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 200
Bethesda, MD 20814
Attn: Legal
Facsimile: 301-941-1450
Email: legalnotices@midcapfinancial.com

[Signatures continued on next page]

CATABASIS
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
SIGNATURE PAGE

SQUARE 1 BANK

By:	/s/ Ashley N. Pittman	(SEAL)
Name:	Ashley N. Pittman
Title:	Vice President

Square 1 Bank
406 Blackwell Street, Suite 240
Durham, North Carolina 27701
Attn: Ashley Pittman
Telephone: (919) 314-3087
Email: apittman@squarelbank.com

with a copy to:
Square 1 Bank
406 Blackwell Street, Suite 240
Durham, North Carolina 27701
Attention: Loan Operations Manager
Fax: (919)314-3080

CATABASIS
FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
SIGNATURE PAGE

ANNEX A

See attached.

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type:                                            Term, Tranche 1

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding XIII Trust	$2,663,430.48
Flexpoint MCLS SPV LLC	$836,569.52
Square 1 Bank	$1,500,000.00

The following defined terms apply to this Credit Facility:

Applicable Interest Rate: means (a) eight and fifty hundredths percent (8.50%) per annum with respect to the MidCap Obligations, and (b) five and twelve hundredths percent (5.12%) per annum with respect to the Square 1 Obligations (which, collectively, constitutes a blended interest rate of seven and forty-nine hundredths percent (7.49%) per annum).

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period: not applicable.

Commitment Commencement Date: the Closing Date

Commitment Termination Date: the earliest to occur of (a) the close of the Business Day following the Closing Date, (b) an Event of Default, or (c) the Maturity Date.

Minimum Credit Extension Amount: $5,000,000

Permitted Purpose: not applicable.

For the avoidance of doubt, this Credit Extension was made on August 27, 2014 and remains outstanding. In addition, the commitments have been updated to reflect the existing Lenders following certain assignments that took place after the Closing Date but before the effectiveness of the First Amendment.

Credit Facility #2:

Credit Facility and Type:                                                                Term, Tranche 2

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding XIII Trust	$2,663,430.48
Flexpoint MCLS SPV LLC	$836,569.52
Square 1 Bank	$1,500,000.00

The following defined terms apply to this Credit Facility:

Applicable Funding Condition: means (1) the Warrants — Tranche 2 have been, or contemporaneously with the Credit Extension will be, duly executed and delivered to Agent, together with evidence reasonably satisfactory to Agent that the Warrants — Tranche 2 and the related shares have been duly authorized and issued by all necessary corporate and shareholder action of Borrower, and (2) Agent has received a completed Credit Extension Form, in accordance with Section 2.3(a).

Applicable Interest Rate: means (a) eight and fifty hundredths percent (8.50%) per annum with respect to the MidCap Obligations, and (b) five and twelve hundredths percent (5.12%) per annum with respect to the Square 1 Obligations (which, collectively, constitutes a blended interest rate of seven and forty-nine hundredths percent (7.49%) per annum).

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period: not applicable.

Commitment Commencement Date: the later to occur of (a) Closing Date, or (b) satisfaction of the Applicable Funding Conditions for this Credit Facility

Commitment Termination Date: the earliest to occur of (a) March 31, 2015, (b) an Event of Default, or (c) the Maturity Date.

Minimum Credit Extension Amount: $5,000,000

Permitted Purpose: not applicable.

Credit Facility #3:

Credit Facility and Type:                                                         Term, Tranche 3

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding XIII Trust	$2,663,430.48
Flexpoint MCLS SPV LLC	$836,569.52
Square 1 Bank	$1,500,000.00

The following defined terms apply to this Credit Facility:

Applicable Funding Condition: means that (1) Agent shall have received evidence in form and substance reasonably satisfactory to it, that an “Equity Event” (as defined below) has occurred. “Equity Event” means the closing on and consummation of, after the First Amendment Effective Date, an equity securities issuance and sale transaction pursuant to which Borrower shall have completed the authorization, issuance and sale of additional shares of the capital stock of Borrower pursuant to the sale of additional Series B Preferred Stock (Series B Extension) and which such additional shares of Series B Preferred Stock (Series B Extension) shall not be subject to any mandatory repurchase or redemption provisions or put rights, or any other similar provisions or rights, in favor of any holder thereof that are exercisable at any time before the date which is ninety-one (91) days after the date the Obligations are paid in full or otherwise constitute Indebtedness under the definition set forth herein or be subject to any provisions requiring the mandatory payment of any dividends at any time (in each case, not including (a) any dividends payable in equity of the Borrower, or (b) in connection with customary liquidation preference rights consistent with Section 2.3.2(b) of the Borrower’s Second Amended and Restated Certificate of Incorporation as in effect on the Closing Date), and Borrower shall have received gross cash proceeds of at least $8,000,000 in the aggregate (subject to no clawback, escrow or other terms limiting Borrower’s ability to freely use such proceeds) from such Equity Event(s) and shall have deposited such gross cash proceeds into a Collateral Account subject to a Control Agreement; (2) the Warrants — Tranche 3 have been, or contemporaneously with the Credit Extension will be, duly executed and delivered to Agent, together with evidence reasonably satisfactory to Agent that the Warrants — Tranche 3 have been duly authorized and issued by all necessary corporate and shareholder action of Borrower, (3) Agent has received a completed Credit Extension Form, in accordance with Section 2.3(a) and (4) Borrower has drawn all of Tranche 2 or the Tranche 2 Commitment Termination Date has occurred.

Applicable Interest Rate: means (a) eight and fifty hundredths percent (8.50%) per annum with respect to the MidCap Obligations, and (b) five and twelve hundredths percent (5.12%) per annum with respect to the Square 1 Obligations (which, collectively, constitutes a blended interest rate of seven and forty-nine hundredths percent (7.49%) per annum).

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period: not applicable.

Commitment Commencement Date: the later to occur of (a) Closing Date, or (b) satisfaction of the Applicable Funding Conditions for this Credit Facility

Commitment Termination Date: the earliest to occur of (a) May 31, 2015, (b) an Event of Default, or (c) the Maturity Date.

Minimum Credit Extension Amount: $5,000,000

Permitted Purpose: not applicable.

Credit Facility #4:

Credit Facility and Type:                                                                Term, Tranche 4

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding XIII Trust	$5,326,860.96
Flexpoint MCLS SPV LLC	$1,673,139.04
Square 1 Bank	$3,000,000.00

The following defined terms apply to this Credit Facility:

Applicable Funding Condition: means that (1) A “Qualifying IPO” (as defined below) has occurred, (2) the Warrants — Tranche 4 have been, or contemporaneously with the Credit Extension will be, duly executed and delivered to Agent, together with evidence reasonably satisfactory to Agent that the Warrants — Tranche 4 have been duly authorized and issued by all necessary corporate and shareholder action of Borrower, (3) Agent has received a completed Credit Extension Form, in accordance with Section 2.3(a) and (4) Borrower has drawn all of Tranche 3 or the Tranche 3 Commitment Termination Date has occurred.

Applicable Interest Rate: means (a) eight and fifty hundredths percent (8.50%) per annum with respect to the MidCap Obligations, and (b) five and twelve hundredths percent (5.12%) per annum with respect to the Square 1 Obligations (which, collectively, constitutes a blended interest rate of seven and forty-nine hundredths percent (7.49%) per annum).

Qualifying IPO: means Borrower’s initial, firm-commitment underwritten offering and sale of its Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in total aggregate net cash proceeds actually received by Borrower (net of any and all underwriter and/or investment banker fees, commissions and discount and any and all fees and disbursement of counsel and/or independent certified public accounts, and exclusive of any and all proceeds received by the Company pursuant to the exercise of any underwriter’s over-allotment or “Green Shoe” option) of at least $50,000,000 (subject to no clawback, escrow or other terms limiting Borrower’s ability to freely use such proceeds) from such Qualifying IPO and shall have deposited such net cash proceeds into a deposit account with Square 1 subject to a Control Agreement in favor of Agent and shall have delivered to Agent and each Lender evidence reasonably satisfactory to Agent and each Lender of the occurrence of such Qualifying IPO and the deposit of such proceeds.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date which is twenty-four (24) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (c) for an Accrual Date after the date which is twenty-four (24) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Closed Period: not applicable.

Commitment Commencement Date: The later to occur of (a) the Closing Date, or (b) satisfaction of the Applicable Funding Conditions for this Credit Facility.

Commitment Termination Date: the earliest to occur of (a) July 31, 2015, or (b) an Event of Default, or (c) the Maturity Date.

Minimum Credit Extension Amount: $10,000,000

Permitted Purpose: not applicable.